CODE OF ETHICS

                                    GMO TRUST
                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                             DANCING ELEPHANT, LTD.
                               GMO AUSTRALIA LTD.
                                GMO AUSTRALIA LLC
                           GMO RENEWABLE RESOURCES LLC
                                GMO WOOLLEY LTD.

                             Dated February 17, 2000

                                 I. INTRODUCTION

     A. FIDUCIARY DUTY. This Code of Ethics is based on the principle that trustees, officers, employees, and certain other related persons of the above-listed mutual funds and fund managers have a fiduciary duty to place the interests of the Funds and ACCOUNTS AHEAD OF THEIR OWN. THE CODE APPLIES TO ALL ACCESS PERSONS(1) and focuses principally on pre-clearance and reporting of personal transactions in securities. Access Persons must avoid activities, interests and relationships that might interfere with making decisions in the best interests of any of the GMO Funds and Accounts.

     As fiduciaries, Access Persons must at all times:

          1. PLACE THE INTERESTS OF THE GMO FUNDS AND ACCOUNTS FIRST. Access Persons must scrupulously avoid serving their own personal interests ahead of the interests of the GMO Funds and Accounts in any decision relating to their personal investments. An Access Person may not induce or cause a Fund to take action, or not to take action, for personal benefit, rather than for the benefit of the Fund. Nor may any Access Persons otherwise exploit the client relationship for personal gain.

          2. CONDUCT ALL PERSONAL SECURITIES TRANSACTIONS CONSISTENT WITH THIS CODE INCLUDING BOTH THE PRE-CLEARANCE AND REPORTING REQUIREMENTS. Doubtful situations should be resolved in favor of the GMO Funds and Accounts. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of fiduciary duties.

          3. AVOID TAKING INAPPROPRIATE ADVANTAGE OF THEIR POSITIONS. Access Persons must not only seek to achieve technical compliance with the Code but should strive to abide by its spirit and the principles articulated herein.


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(1)  Capitalized words are defined in Appendix 1.

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     B.   APPENDICES TO THE CODE. The appendices  to  this Code are  attached to and are a part of the Code. The appendices include the following:

          1. DEFINITIONS (capitalized terms in the Code are defined in Appendix 1),

          2.   MASTER  PERSONAL  TRADING   POLICIES   AND   PROCEDURES  and  the
     appendices thereto (Appendix 2),

          3. QUICK REFERENCE GUIDE TO PRE-CLEARANCE AND QUARTERLY REPORTING (Appendix A to Appendix 2),

          4.   QUARTERLY TRANSACTION REPORT (Appendix B to Appendix 2),

          5.   CONTACT   PERSONS  including   the  Compliance  Officer  and  the
     Conflicts of Interest Committee, if different than as initially designated herein (Appendix C to Appendix 2),

          6.   Personal  Trading  Relationship  and  Holdings   Disclosure  Form
     (Appendix D to Appendix 2),

          7. TRADE AUTHORIZATION REQUEST FOR ACCESS PERSONS (Appendix E to Appendix 2),

          8.   ACKNOWLEDGMENT   OF  RECEIPT  OF CODE  OF ETHICS (Appendix  F  to
     Appendix 2),

          9. ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS (Appendix G to Appendix 2), and

          10.  FORM LETTER TO BROKER, DEALER OR BANK (Appendix H to Appendix 2).

                      II. PERSONAL SECURITIES TRANSACTIONS

     A. PRE-CLEARANCE REQUIREMENTS FOR ACCESS PERSONS.

          1. GENERAL REQUIREMENT. All Securities Transactions by Access Persons (other than any trustee of GMO Trust who is not an "interested person" (as defined in the Investment Company Act of 1940 ("1940 Act")) of a GMO Fund) of the types set forth in Section 2 of the Procedures are subject to the pre-clearance procedures set forth in Section 6 of the Procedures.

          2. GENERAL POLICY. In general, requests to buy or sell a security will be denied if the Security is being considered for purchase or sale within 15 days of the date of the request by any Fund or Account. Requests to sell a Security short will be

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     denied for the same  reasons  and also if the  security is owned by any GMO
     Active Portfolio.

          3. PROCEDURES. The procedures for requesting pre-clearance of a Securities Transaction are set forth in Section 6 of the Procedures and in Appendix A thereto. The Compliance Officer (or a designee) will keep appropriate records of all pre-clearance requests.

          4. NO EXPLANATION REQUIRED FOR REFUSALS. In some cases, the Compliance Officer (or a designee) may refuse to authorize a Securities Transaction for a reason that is confidential. The Compliance Officer is not required to give an explanation for refusing to authorize any Securities Transaction.

     B.   PROHIBITED TRANSACTIONS.

          1. PROHIBITED SECURITIES TRANSACTIONS. The following Securities Transactions are prohibited and will not be authorized, except to the extent designated below. These prohibitions shall not apply to any trustee of GMO Trust who is not an "interested person" (as defined in the 1940 Act) of a GMO Fund.

               a. INITIAL PUBLIC OFFERINGS. Any purchase of Securities in an initial public offering other than a new offering of a registered open-end investment company or any initial offering which an Access Person can demonstrate in the pre-clearance process is available and accessible to the general investing public through on-line or other means.

               b. PRIVATE PLACEMENTS. Any purchase of Securities in an offering exempt from registration under the Securities Act of 1933, as amended, is generally prohibited but may be reviewed by the Conflicts of Interest Committee upon request.

               c. OPTIONS ON SECURITIES. Options on any securities owned by an active trading area of the firm or an area in which an employee directly works.

               d. SECURITIES BEING CONSIDERED FOR PURCHASE OR SALE. Any Security being considered for purchase or sale by a Fund or an Account. For this purpose, a security is being considered for purchase or sale when a recommendation to purchase or sell the Security has been communicated or, with respect to the person making the recommendation, when such person seriously considers making the recommendation.

               e. SHORT-TERM TRADING. Any purchase or sale of the same or equivalent Securities within 60 calendar days generally is prohibited but will be reviewed by the Compliance Officer on a case-by-case basis, and may be approved in situations in which there is no potential for abuse and the equities strongly support an

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          exemption.  Securities exempt from pre-clearance and reporting are not subject to this prohibition.

               f. SHORT SELLING OF SECURITIES. Short selling securities that are held in Active Portfolios (including International Active, Domestic Active, Emerging Markets and Global Properties). Access Persons also are prohibited from short selling Securities held in an account within his or her own area, even if quantitatively managed. The Compliance Department will determine whether an Active Portfolio holds a Security and whether a Security is held by an Access Person's "area."

          2.   IMPROPER  SECURITIES  TRANSACTIONS.   The  following   Securities
     Transactions may violate the federal securities laws or other legal or regulatory provisions or are otherwise deemed to be improper and are prohibited and will not be authorized under any circumstances:

               a. INSIDE INFORMATION. Any transaction in a Security while in possession of material nonpublic information regarding the Security or the issuer of the Security;

               b. MARKET MANIPULATION. Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading;

               c. OTHERS. Any other transactions deemed by the Compliance Officer (or a designee) to involve a conflict of interest, possible diversions of corporate opportunities, or an appearance of impropriety.

     C.   EXEMPTIONS.

          1. The following Securities Transactions and other transactions are exempt (as indicated below) from either the pre-clearance requirements set forth in Section II.A. or the reporting requirements set forth in Section II.D, or both. Note that de minimus purchases and sales of large market cap stocks (see (i) below), are exempt from pre-clearance, but are subject to quarterly reporting. (Also, see Appendix 2.):

               a. Securities Transactions Exempt from Both Pre-clearance and Reporting.

               - MUTUAL FUNDS. Securities issued by any registered open-end investment companies (including, but not limited to, the GMO Funds).

               -    U.S.  GOVERNMENT   SECURITIES.   Securities  issued  by  the
                    Government of the United States;

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               -    MONEY MARKET INSTRUMENTS.  Money market instruments or their
                    equivalents,    including   bankers'    acceptances,    bank
                    certificates OF DEPOSIT,  COMMERCIAL  PAPER AND HIGH QUALITY
                    SHORT-TERM   DEBT   INSTRUMENTS2,    including    repurchase
                    agreements;

               - CURRENCIES AND FORWARD CONTRACTS THEREON. Currencies of foreign governments and forward contracts thereon;

               - CERTAIN CORPORATE ACTIONS. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities and

               - RIGHTS. Any acquisition of Securities through the exercise of rights issued by an issuer to all holders of a class of its Securities, to the extent the rights were acquired in the issue.

               b. Securities Transactions Exempt from Pre-clearance but Subject to Reporting Requirements.

               - DISCRETIONARY ACCOUNTS. Transactions through any discretionary accounts (i) that have been approved by the Compliance Department in advance and (ii) for which the Access Person has arranged for quarterly certification from the third party manager stating that the individual (Access Person or Immediate Family Member) has not influenced the discretionary manager's decisions during the period in question;

               - DE MINIMUS PURCHASES AND SALES OF LARGE CAP STOCKS. Purchases or sales of less than $5,000 of common stock of issuers whose market capitalization is greater than $5 billion, which may be utilized once per security during a pre-clearance period; and

               - MISCELLANEOUS. Any transaction in the following: (1) limited partnerships and other pooled vehicles sponsored by a GMO Entity, (2) open-end investment vehicles not market traded and (3) other Securities as may from time to time be designated in writing by the Conflicts of Interest Committee on the ground that the risk of abuse is minimal or non-existent.

          2.   APPLICATION TO COMMODITIES, FUTURES AND OPTIONS.

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(2)  High quality short-term  debt  instrument  means any instrument  that has a maturity  at  issuance of less than 366 days and that is rated in one of the two
highest  rating  categories  by  a  Nationally  Recognized   Statistical  Rating
Organization.

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               a.   The purchase or sale of  commodities, futures on commodities
          and  related  options,  futures  on  currencies,   non-exchange-traded
          options on currencies, and non-exchange-traded options on currency futures are not subject to the pre-clearance requirements set forth in
          Section II.A. or the reporting requirements set forth in Section II.D.

               b. The purchase and sale of exchange-traded options on currencies, exchange-traded options on currency futures; and the purchase of futures on securities comprising part of a broad-based, publicly traded market based index of stocks and related options are not subject to the pre-clearance requirements set forth in Section II.A., but are subject to the reporting requirements set forth in
          Section II.D.

               c. The purchase of other options relating to Securities are subject to all of the provisions of this Code.

               d. The exercise of options, the purchase or sale of which is subject to the pre-clearance or reporting provisions of this Code, is not subject to the pre-clearance requirements set forth in Section II.A., but is subject to the reporting requirements set forth in
          Section II.D.

               e.   The  writing of  covered  call  options  on   Securities  or
          Securities indices is permitted.

     D.   REPORTING REQUIREMENTS

          1. INITIAL AND ANNUAL DISCLOSURE OF PERSONAL HOLDINGS. No later than 10 days after initial designation as an Access Person and thereafter on an annual basis (and based on information current as of a date not more than 30 days before the report is submitted), each Access Person must report to the Compliance Department all of the information set forth in Section 1 of the Procedures.

          2. QUARTERLY REPORTING REQUIREMENTS. Each Access Person must file a quarterly report with the Compliance DEPARTMENT WITHIN 10 CALENDAR DAYS OF QUARTER-end with respect to all Securities Transactions of the types listed in Section 2 of the Procedures occurring during that past quarter. The procedures to be followed in making quarterly reports are set forth in
     Section 7 of the Procedures.

          3. BROKERAGE STATEMENTS. Each Access Person must disclose to the Compliance Department all of his or her brokerage accounts and relationships and must require such brokers to forward to the Compliance Department copies of confirmations of account transactions.

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          4.   EXEMPTION FOR CERTAIN TRUSTEES. The reporting requirements in the three preceding paragraphs shall not apply to any trustee of GMO Trust who is not an "interested person" (as defined in the 1940 Act) of a GMO Fund.

          5. REVIEW OF REPORTS. The Compliance Officer shall review and maintain each Access Person's reports filed pursuant to Sections 2.D.1 and .2 of this Code and brokerage statements filed pursuant to Section 2.D.3 of this Code.

          6. AVAILABILITY OF REPORTS. All information supplied pursuant to this Code will generally be maintained in a secure and confidential manner, but may be made available (without notice to Access Person) for inspection to the directors, trustees or equivalent persons of each GMO Entity employ-ing the Access Person, the Board of Trustees of each GMO Fund, the Conflicts of Interest Committee, the Compliance Department, the Compliance Officer, the Access Person's department manager (or designee), any party to which any investigation is referred by any of the foregoing, the SEC, any state securities commission, and any attorney or agent of the foregoing or of the GMO Funds.

                              III. FIDUCIARY DUTIES

     A. CONFIDENTIALITY. Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of the Funds and Accounts, except to persons whose responsibilities require knowledge of such information.

     B.   GIFTS. The following provisions on gifts apply to all Access Persons.

          1. ACCEPTING GIFTS. On occasion, because of their affiliation with the Funds or Accounts, Access Persons may be offered, or may receive with-out notice, gifts from clients, brokers, vendors, or other persons not affiliated with any GMO Entity. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of the GMO Funds and the GMO Entities. Gifts of a nominal value (I.E., GIFTS WHOSE REASONABLE VALUE IS NO MORE THAN $100 A YEAR), AND CUSTOMARY BUSINESS MEALS, ENTERTAINMENT (E.G., sporting EVENTS), AND PROMOTIONAL ITEMS (E.G., pens, mugs, T-shirts) may be accepted.

          If an Access Person receives any gift that might be prohibited under this Code, the Access Person must inform the Compliance Department.

          2. SOLICITATION OF GIFTS. Access Persons may not solicit gifts or gratuities.

     C. SERVICE AS A DIRECTOR. Pursuant to the provisions of Section 2.D.1 of this Code, Access Persons must report any service as a director of a publicly-held company (other than the GMO Entities, their affiliates, and the Funds). The Compliance Department shall review at the outset and from time-to-time the appropriateness of such service in light of the objectives of this Code. The Compliance Department may in certain cases determine that such service is inconsistent

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with these  objectives;  and it may in others  require that the affected  Access
Person be isolated, through a "Chinese Wall" or other procedures, from those making investment decisions related to the issuer on whose board the person sits.

                     IV. COMPLIANCE WITH THIS CODE OF ETHICS

     A.   CONFLICTS OF INTEREST COMMITTEE

          1. MEMBERSHIP, VOTING AND QUORUM. The Conflicts of Interest Committee shall initially consist of Scott Eston, Forrest Berkley and Bill Royer. The Conflicts of Interest Committee shall vote by majority vote with two members serving as a quorum. Vacancies may be filled and, in the case of extended absences or periods of unavailability, alternates may be selected, by a majority vote of the remaining members of the Committee.

          2. INVESTIGATING VIOLATIONS OF THE CODE. The Compliance Department is responsible for investigating any suspected violation of the Code and shall report the results of each investigation to the Conflicts of Interest Committee. The Conflicts of Interest Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code. Any violation of the Code will be reported to the Boards of Trustees of the GMO Funds no less frequently than each quarterly meeting.

          3. ANNUAL REPORTS. The Conflicts of Interest Committee will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will provide a written report to the Board of Trustees of each GMO Fund:

               a. Summarizing existing procedures concerning personal investing and any changes in the procedures made during the past year;

               b. Identifying material issues under this Code since the last report to the Board of Trustees of the GMO Funds, including, but not limited to, any material violations of the Code or sanctions imposed in response to material violations or pattern of non-material violation or sanctions;

               c. Identifying any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices, or developments in applicable laws or regulations; and

               d. Certifying to the Boards of Trustees of the GMO Funds that the applicable GMO Entities have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

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          4. REVIEW OF DENIED TRADES. The process and standards for Conflicts of
     Interest Committee review of denied trades is set forth in Section 3 of the Procedures and Appendix A thereto.

     B.   REMEDIES

          1. SANCTIONS. If the Conflicts of Interest Committee determines that an Access Person has committed a violation of the Code, the Conflicts of Interest Committee may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral, and termination of the employment of the violator for cause. The Conflicts of Interest Committee also may require the Access Person to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. In such cases, the amount of profit shall be calculated by the Conflicts of Interest Committee and shall be forwarded to a charitable organization selected by the Conflicts of Interest Committee. No member of the Conflicts of Interest Committee may review his or her own transaction.

          2. REVIEW. Whenever the Conflicts of Interest Committee determines that an Access Person has committed a violation of this Code that merits remedial action, it will report no less frequently than quarterly to the Boards of Trustees of the applicable GMO Funds, information relating to the investigation of the violation, including any sanctions imposed. The Boards of Trustees of the GMO Funds may modify such sanctions as they deem appropriate. Such Boards shall have access to all information considered by the Conflicts of Interest Committee in relation to the case. The Conflicts of Interest Committee may determine whether or not to delay the imposition of any sanctions pending review by the applicable Board of Trustees.

          3. REVIEW OF PRE-CLEARANCE DECISIONS. Upon written request by any Access Person, the Conflicts of Interest Committee may review, and, if applicable, reverse any request for pre-clearance denied by the Compliance Department (or a designee).

     C. EXCEPTIONS TO THE CODE. Although exceptions to the Code will rarely, if ever, be granted, the Compliance Department may grant exceptions to the requirements of the Code on a case by case basis if the Compliance Department finds that the proposed conduct involves negligible opportunity for abuse. All such exceptions must be in writing and must be reported by the Compliance Department as soon as practicable to the Conflicts of Interest Committee and to the Boards of Trustees of the GMO Funds at their next regularly scheduled meeting after the exception is granted.

     D. COMPLIANCE CERTIFICATION. At least once a year, all Access Persons will be required to certify that they have read, understand and complied with the Code and the Procedures.

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     E.  INQUIRIES REGARDING THE CODE. The Compliance Department will answer any questions about this Code, the Procedures or any other compliance-related matters.

                         V. BOARDS OF TRUSTEES APPROVALS

     A. Approval of Code. The Boards of Trustees of the GMO Funds, including a majority of the Trustees who are not "interested persons" under the 1940 Act, must approve the Code based upon a determination that it contains the provisions reasonably necessary to prevent Access Persons from engaging in conduct prohibited by Rule 17j-1 under the 1940 Act.

     B. Amendments to Code. The Boards of Trustees of the GMO Funds, including a majority of the Trustees who are not "interested persons" under the 1940 Act, must approve any material amendment to the Code or the Procedures within six months of such change.

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                                                                      APPENDIX 1

                                   DEFINITIONS

     "ACCESS PERSON" means:

     (1) every trustee, officer, or member of Grantham, Mayo, Van Otterloo & Co. LLC, Dancing Elephant, Ltd., GMO Australia Ltd., GMO Renewable Resources LLC, GMO Woolley Ltd., or any of the GMO Funds;

     (2) every employee or on-site consultant of a GMO Entity (or a company in a control relationship with any of the foregoing) who, in connection with his or her regular functions, makes, participates in, or obtains information regarding the purchase or sale of a Security by a Fund or an Account, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

     (3) every natural person in a control relationship with a GMO Entity or a GMO Fund who obtains information concerning recommendations made to a Fund or an Account with regard to the purchase or sale of a Security, prior to its dissemination or prior to the execution of all resulting trades;

     (4) such other persons as the Legal and Compliance Department shall designate. Initially, the Compliance Department HAS DESIGNATED ALL EMPLOYEES AND ON-site consultants of GMO Entities and all members of Grantham, Mayo, Van Otterloo & Co. LLC as Access Persons.

Any uncertainty as to whether an individual is an Access person should be brought to the attention of the Compliance Department, which will make the determination in all cases.

     "BENEFICIAL INTEREST" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities. An Access Person is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations. Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Legal and Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

     "CODE" means this Code of Ethics, as amended.

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     "COMPLIANCE  DEPARTMENT"  means  the  Legal and  Compliance  Department  of
Grantham, Mayo, Van Otterloo & Co. LLC. Communications received under this Code to be directed to the Compliance Department in the first instance should be directed to the Compliance Officer.

     "COMPLIANCE OFFICER" means the Compliance Officer of Grantham, Mayo, Van Otterloo & Co. LLC, Julie Perniola.

     "GMO ACTIVE PORTFOLIO" means any Fund or Account that is managed by application of traditional (rather than quantitative) INVESTMENT TECHNIQUES, which includes International Active, Domestic Active, Emerging Markets and Global Properties.

     "GMO ACCOUNT" AND "ACCOUNT" mean any investments managed for a U.S. based client by a GMO entity, including private investment accounts, ERISA pools and unregistered pooled investment vehicles.

     "GMO ENTITY" means Grantham, Mayo, Van Otterloo & Co. LLC, Dancing Elephant, Ltd., GMO Australia Ltd., GMO Australia LLC, GMO Renewable Resources LLC, or GMO Woolley Ltd.

     "EQUIVALENT SECURITY" means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or security otherwise convertible into that security.

     "GMO FUND" AND "FUND" mean an investment company registered under the 1940 Act (or a portfolio or series thereof, as the case may be), including GMO Trust, for which any of the GMO Entities serves as an adviser or sub-adviser.

     "IMMEDIATE FAMILY" of an Access Person means any of an Access Person's spouse and minor children who reside in the same household. Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the Compliance Department determines could lead to the possible conflicts of interest or appearances of impropriety which this Code is intended to prevent. The Compliance Department may from time-to-time circulate such expanded definitions of this term as it deems appropriate.

     "PROCEDURES" means the Master Personal Trading Policies and Procedures of Grantham, Mayo, Van Otterloo & Co. LLC, from time-to-time in effect and attached hereto as Appendix 2.

     "SEC" means the Securities and Exchange Commission.

     "SECURITY" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies, or such other securities as may be excepted under the provisions of Rule 17j-1.

     "SECURITIES TRANSACTION" means a purchase or sale of Securities in which an Access Person or a member of his or her Immediate Family has or acquires a Beneficial Interest. A donation of securities to a charity is considered a Securities Transaction.

                                       13

                         FRANKLIN PORTFOLIO ASSOCIATES

CORPORATE POLICIES & PROCEDURES MANUAL

--------------------------------------------------------------------------------
Chapter                                                   Document Number
  CORPORATE OBJECTIVES AND STANDARDS                        CPP-102-1
--------------------------------------------------------------------------------
Section                                                   Revised Date
  CODE OF CONDUCT                                           12/8/95
--------------------------------------------------------------------------------
Subject                                                   Page Number
  Introduction and Responsibilities                         1 of 3
--------------------------------------------------------------------------------
Issuing Department
  Legal Affairs
--------------------------------------------------------------------------------

INTRODUCTION:

Today's financial services marketplace is filled with a host of new challenges, changes and opportunities. Amidst these changes, one constant guides Mellon Bank Corporation and will continue to be central to all that we do: the mandate for integrity.

Only by conducting ourselves and our business in accordance with the highest standards of legal, ethical and moral integrity can we achieve our vision of excellence and our goals for the future.

This Code of Conduct will familiarize you with the general guidelines of professional conduct expected from associates in their interactions with customers, prospective customers, competitors, suppliers, the communities we serve, and one another. As Mellon associates, we can settle for nothing less than full adherence to the Code.

Please read the Code carefully and retain it for your records. From time to time, you may be asked to certify in writing that you have followed the Code, so be sure you understand it. Appropriate officers should periodically reinforce the importance of the Code to their associates, pointing out provisions of particular relevance.

The penalty for violating any provision of this Code may be disciplinary action up to and including dismissal. In addition, all violations of criminal laws applicable to Mellon's business will be reported to the appropriate authorities for prosecution.

Certain topics addressed in this Code of Conduct are addressed in greater detail in Mellon's Confidential Information and Securities Trading Policies (CPP-903, 1-5). These topics include the treatment of confidential information, restrictions on securities trading by associates and the "Chinese Wall" policy.

If you have any questions about this Code, ask your supervisor or consult with Legal Affairs. If you suspect a violation of the Code of Conduct, contact the General Counsel or Chief Compliance Officer.

All communications will be handled in a confidential manner.

Terms frequently used in the Code are defined as follows:

o appropriate  officer - head of the affected group,  department or subsidiary
o approval - formal  written  consent
o employee - any  employee of Mellon Bank Corporation or any of its subsidiaries
o Bank - any bank or savings and loan association subsidiary, direct or indirect, of Mellon Bank Corporation
o Chief Compliance Officer - Chief Compliance Officer of Mellon Bank Corporation
o Confidential Information and Securities Trading Policy - Mellon Bank Corporation's Confidential Information and Securities Trading Policies (CPP-903)
o Corporation - Mellon Bank Corporation
o General Counsel - General Counsel of Mellon Bank Corporation
o Mellon - Mellon Bank Corporation and all its subsidiaries and affiliates

YOUR RESPONSIBILITIES:

As an associate, your personal conduct should reflect the highest professional standards of behavior. You are obliged to monitor your personal and professional affairs so as not to discredit yourself or Mellon. Your behavior at work reflects Mellon's ethics, so you are expected to:

o obey all laws and regulations that apply to Mellon's business
o avoid  activities  that  could  create  conflicts  of  interest  or  even  the
  appearance   of   conflicts  of  interest   with  Mellon; and
o respect the confidentiality of Mellon business information and information about those with whom Mellon has business relationships.

Details of the above obligations are presented in the remainder of this Code of Conduct. Remember, these standards and examples serve as guidelines.

Mellon has established the Questionable Activities Hotline (800-234-MELN, Ext. 4-8477) so associates may call to report suspected violations of the Code or criminal activity involving Mellon. Calls may be made anonymously.

                                                          [OBJECT OMITTED]
--------------------------------------------------------------------------------
Chapter                                                   Document Number
  LEGAL AND REGULATORY                                      CPP-903-1
--------------------------------------------------------------------------------
Section                                                   Revised Date
  CONFIDENTIAL INFORMATION AND SECURITIES TRADING           10/2/95
--------------------------------------------------------------------------------
Subject                                                   Page Number
  Introduction and Definitions                              1 of 7
--------------------------------------------------------------------------------
Issuing Department
  Legal Affairs
--------------------------------------------------------------------------------

INTRODUCTION :

Mellon Bank Corporation ("Mellon") and its associates, and the registered investment companies for which The Dreyfus Corporation ("Dreyfus") and/or Mellon serves as investment adviser, sub-investment adviser or administrator, are subject to certain laws and regulations governing the use of confidential information and personal securities trading. Mellon has developed Corporate Policies CPP-903, 1-5, to establish specific standards to promote compliance with applicable laws. Further, the Policies are intended to protect Mellon's business secrets and proprietary information as well as that of its customers and any entity for which it acts in a fiduciary capacity.

Corporate Policies CPP-903, 1-5, set forth procedures and limitations which govern the personal securities transactions of every Mellon associate and certain other individuals associated with the registered investment companies for which Dreyfus and/or Mellon serves as investment adviser, sub-investment adviser or administrator. The Policies are designed to reinforce Mellon's reputation for integrity by avoiding even the appearance of impropriety in the conduct of Mellon's business.

Associates should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment, and that "ignorance of the law" is not a defense. Associates may be subject to civil penalties such as fines, regulatory sanctions including suspensions, as well as criminal penalties.

Associates outside the United States are also subject to applicable laws of foreign jurisdictions, which may differ substantially from U.S. law and which may subject such associates to additional requirements. Such associates must comply with applicable requirements of pertinent foreign laws as well as with the provisions of the Corporate Policies. To the extent any particular portion of the Policies are inconsistent with foreign law, associates should consult the General Counsel or the Manager of Corporate Compliance.

Any provision of the Policies may be waived or exempted at the discretion of the Manager of Corporate Compliance. Any such waiver or exemption will be evidenced in writing and maintained in the Risk Management and Compliance Department.

Associates must read the Policies and must comply with them. Failure to comply with the provisions of the Policies may result in the imposition of serious sanctions, including but not limited to disgorgement of profits, dismissal, substantial personal liability and referral to law enforcement agencies or other regulatory agencies. Associates should retain the Policies in their records for future reference. Any questions regarding the Policies should be referred to the Manager of Corporate Compliance or his/her designee.

DEFINITIONS:

Terms frequently used in the Policies are defined as follows:

Approval - written consent or written notice of nonobjection.
Associate - any  employee of Mellon Bank  Corporation  or its direct or indirect subsidiaries; does not include outside consultants or temporary help. Beneficial Ownership - securities owned of record or held in the associate's name are generally considered to be beneficially owned by the associate.

Securities held in the name of any other person are deemed to be beneficially owned by the associate if by reason of any contract, understanding, relationship, agreement or other arrangement, the associate obtains therefrom benefits substantially equivalent to those of ownership, including the power to vote, or to direct the disposition of, such securities. Beneficial ownership includes securities held by others for the associate's benefit (regardless of record ownership), e.g. securities held for the associate or members of the associate's immediate family, defined below, by agents, custodians, brokers, trustees, executors or other administrators; securities owned by the associate, but which have not been transferred into the associate's name on the books of the company; securities which the associate has pledged; or securities owned by a corporation that should be regarded as the associate's personal holding corporation. As a natural person, beneficial ownership is deemed to include securities held in the name or for the benefit of the associate's immediate family, which includes the associate's spouse, the associate's minor children and stepchildren and the associate's relatives or the relatives of the associate's spouse who are sharing the associate's home, unless because of countervailing circumstances, the associate does not enjoy benefits substantially equivalent to those of ownership. Benefits substantially equivalent to ownership include, for example, application of the income derived from such securities to maintain a common home, meeting expenses that such person otherwise would meet from other sources, and the ability to exercise a controlling influence over the purchase, sale or voting of such securities. An associate is also deemed the beneficial owner of securities held in the name of some other person, even though the associate does not obtain benefits of ownership, if the associate can vest or revest title in himself at once, or at some future time.

In addition, a person will be deemed the beneficial owner of a security if he has the right to acquire beneficial ownership of such security at any time (within 60 days) including but not limited to any right to acquire: (1) through the exercise of any option, warrant or right; (2) through the conversion of a security; or (3) pursuant to the power to revoke a trust, nondiscretionary account or similar arrangement.

With respect to ownership of securities held in trust, beneficial ownership includes ownership of securities as a trustee in instances where either the associate as trustee or a member of the associate's "immediate family" has a vested interest in the income or corpus of the trust, the ownership by the associate of a vested beneficial interest in the trust and the ownership of securities as a settlor of a trust in which the associate as the settlor has the power to revoke the trust without obtaining the consent of the beneficiaries. Certain exemptions to these trust beneficial ownership rules exist, including an exemption for instances where beneficial ownership is imposed solely by reason of the associate being settlor or beneficiary of the securities held in trust and the ownership, acquisition and disposition of such securities by the trust is made without the associate's prior approval as settlor or beneficiary. "Immediate family" of an associate as trustee means the associate's son or daughter (including any legally adopted children) or any descendant of either, the associate's stepson or stepdaughter, the associate's father or mother or any ancestor of either, the associate's stepfather or stepmother and his spouse.

To the extent that stockholders of a company use it as a personal trading or investment medium and the company has no other substantial business, stockholders are regarded as beneficial owners, to the extent of their respective interests, of the stock thus invested or traded in. A general partner in a partnership is considered to have indirect beneficial ownership in the securities held by the partnership to the extent of his pro rata interest in the partnership. Indirect beneficial ownership is not, however, considered to exist solely by reason of an indirect interest in portfolio securities held by any holding company registered under the Public Utility Holding Company Act of 1935, a pension or retirement plan holding securities of an issuer whose employees generally are beneficiaries of the plan and a business trust with over 25 beneficiaries.

Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership as part of a plan or scheme to evade the reporting requirements of the Securities Exchange Act of 1934 shall be deemed the beneficial owner of such security.

The final determination of beneficial ownership is a question to be determined in light of the facts of a particular case. Thus, while the associate may include security holdings of other members of his family, the associate may nonetheless disclaim beneficial ownership of such securities.

"Chinese Wall" Policy - procedures designed to restrict the flow of information within Mellon from units or individuals who are likely to receive material nonpublic information to units or individuals who trade in securities or provide investment advice. See CPP-903-2, Confidential Information and the Chinese Wall, for more information.

Corporation - Mellon Bank Corporation.
Dreyfus - The Dreyfus Corporation and its subsidiaries.
Dreyfus  Associate  -  any  employee  of  Dreyfus;   does  not  include  outside
  consultants or temporary help.
Exempt Securities - Exempt Securities are defined as:
o securities issued or guaranteed by the United States government or agencies or instrumentalities;
o bankers' acceptances;
o bank certificates of deposit and time deposits;
o commercial paper;
o repurchase agreements; and
o securities issued by open-end investment companies.
General  Counsel - General  Counsel of Mellon Bank  Corporation or any person to whom relevant authority is delegated by the General Counsel.
Index Fund - an investment company which seeks to mirror the performance of the general market by investing in the same stocks (and in the same proportion) as a broad-based market index.
Initial Public Offering (IPO) - the first offering of a company's securities to the public.

DEFINITIONS:

Investment  Company  - a  company  that  issues  securities  that  represent  an undivided interest in the net assets held by the company. Mutual funds are investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.
Manager of Corporate  Compliance - the associate  within the Risk Management and
  Compliance Department of Mellon Bank Corporation who is responsible for administering the Confidential Information and Securities Trading Policy, or any person to whom relevant authority is delegated by the Manager of Corporate Compliance.
Mellon  -  Mellon  Bank   Corporation   and  all  of  its  direct  and  indirect
  subsidiaries.
Naked Option - an option sold by the investor which obligates him or her to sell a security which he or she does not own.
Nondiscretionary  Trading Account - an account over which the associated  person has no direct or indirect control over the investment decision-making process. Option - a security which gives the investor the right but not the obligation to buy or sell a specific security at a specified price within a specified time. Preclearance Compliance Officer - a person designated by the Manager of
  Corporate Compliance, to administer, among other things, associates' preclearance request for a specific business unit.
Private Placement - an offering of securities that is exempt from registration under the Securities Act of 1933 because it does not constitute a public offering.
Senior  Management  Committee - the Senior  Management  Committee of Mellon Bank
  Corporation.
Short Sale - the sale of a security that is not owned by the seller at the time of the trade.

                                                          [OBJECT OMITTED]
--------------------------------------------------------------------------------
Chapter                                                   Document Number
  LEGAL AND REGULATORY                                      CPP-903-3
--------------------------------------------------------------------------------
Section                                                   Revised Date
  CONFIDENTIAL INFORMATION AND SECURITIES TRADING           6/14/99
--------------------------------------------------------------------------------
Subject                                                   Page Number
  Security Transactions by Employees                        1 of 6
--------------------------------------------------------------------------------
Issuing Department
  Legal
--------------------------------------------------------------------------------

POLICY:
Employees who engage in transactions involving Mellon securities should be aware of their unique responsibilities with respect to such transactions arising from the employment relationship and should be sensitive to even the appearance of impropriety.

Purchases or sales by an employee of the securities of issuers with which Mellon does business, or other third party issuers, could result in liability on the part of such employee. Employees should be sensitive to even the appearance of impropriety in connection with their personal securities transactions. Employees should refer to the provisions under "Beneficial Ownership" below, which are equally applicable to the restrictions on transactions in other securities.

The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and reporting requirements set forth below.
MELLON

SECURITIES: The following restrictions apply to all transactions in Mellon's publicly traded securities occurring in the employee's own account and in all other accounts over which the employee could be expected to exercise influence or control (see provisions under "Beneficial Ownership" below for more complete discussion of the accounts to which these restrictions apply). These restrictions are to be followed in addition to any restrictions that apply to particular officers or directors (such as restrictions under Section 16 of the Securities Exchange Act of 1934).

Short Sales - Short sales of Mellon securities by employees are prohibited. Short Term Trading - Purchasing and selling, or selling and purchasing the same
  (equivalent) Mellon securities within 60 days is prohibited. For purposes of the 60-day holding period, securities will be equivalent if one is convertible into the other, if one entails a right to purchase or sell the other, or if the value of one is expressly dependent on the value of the other (e.g., derivative securities).

In cases of extreme hardship, employees (other than senior management) may obtain permission to dispose of Mellon securities acquired within 60 days of the proposed transaction, provided the transaction is pre-cleared with the Manager of Corporate Compliance and any profits earned are disgorged in accordance with procedures established by senior management. The Manager of Corporate Compliance reserves the right to suspend the 60-day holding period restriction in the event of severe market disruption.

Margin   Transactions  -  Purchasing  on  margin  of  Mellon's  publicly  traded securities by employees is prohibited. Margining Mellon securities in connect-ion with a cashless exercise of an employee stock option through the Human Resources Department is exempt from this restriction. Further, Mellon securi-ties may be used to collateralize loans or the acquisition of securities other than those issued by Mellon.
Option  Transactions - Option  transactions  involving  Mellon's publicly traded securities are prohibited.Transactions under Mellon's Long-Term Incentive Plan or other employee option plans are exempt from this restriction.
Major Mellon Events - Employees  who have  knowledge of major Mellon events that have not yet been announced are prohibited from buying and selling Mellon's publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.
Mellon  Blackout  Period -  Employees  are  prohibited  from  buying or  selling
  Mellon's publicly traded securities during a blackout period, which begins the 16th day of the last month of each calendar quarter and ends three business days after Mellon publicly announces the financial results for that quarter. In cases of extreme hardship, employees (other than senior management) may request permission from the Manager of Corporate Compliance to dispose of Mellon securities during the blackout period.

PLAN: For purposes of the blackout period and the short-term trading rule, changing the investment in Mellon Common Stock accumulated pre-tax balance in the Mellon 401(k) plan will be treated as a purchase or sale of Mellon Stock. This means:

o Employees are prohibited from increasing or decreasing their accumulated pre-tax balance in Mellon Common Stock during the blackout period.
o Employees are prohibited from increasing their accumulated pre-tax balance in Mellon Common Stock and then decreasing it within 60 days.
o Employees are prohibited from decreasing their accumulated pre-tax balance in Mellon Common Stock and then increasing it within 60 days. However, changes to investments in Mellon Common Stock in the 401(k) plan will not be compared to transactions in Mellon securities outside the 401(k) for purposes of the 60-day rule (Note: This does not apply to members of the Executive Management Group, who should consult with the Legal Department.)

Except for the above there are no other restrictions applicable to the 401(k) plan. This means, for example:

o Insider Risk and Investment Employees are not required to pre-clear any elections or changes made in their 401(k) account.
o There is no restriction on employees' changing their salary deferral contribution percentages with regard to either the blackout period or the 60-day rule.
o The regular salary deferral contribution to Mellon Common Stock in the 401(k) that takes place with each pay will not be considered a purchase for the purposes of either the blackout or the 60-day rule.

BENEFICIAL
OWNERSHIP:

The provisions discussed above apply to transactions in the employee's own name and to all other accounts over which the employee could be expected to exercise influence or control, including:

o accounts of a spouse, minor children or relatives to whom substantial support is contributed;
o accounts of any other member of the employee's household (e.g., a relative living in the same home);
o trust accounts for which the employee acts as trustee or otherwise exercises any type of guidance or influence;
o Corporate accounts controlled, directly or indirectly, by the employee;
o arrangements similar to trust accounts that are established for bona fide financial purposes and benefit the employee; and
o any other account for which the employee is the beneficial owner (see CPP-903-1, Introduction and Definitions, for a complete legal definition of Beneficial Ownership).

OTHER
SECURITIES:

The following restrictions apply to all securities transactions by employees:

Credit or Advisory  Relationship - Employees may not buy or sell securities of a company if they are considering granting, renewing or denying any credit facility to that company or acting as an adviser to that company with respect to its securities. In addition, lending employees who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in securities issued by open-end investment companies.
Customer Transactions - Trading for customers and Mellon accounts should always take precedence over employees' transactions for their own or related accounts.

OTHER
SECURITIES:

Front Running - Employees may not engage in "front running," that is, the purchase or sale of securities for their own accounts on the basis of their knowledge of Mellon's trading positions or plans.
Initial  Public  Offerings - Mellon  prohibits its employees  from acquiring any securities in an initial public offering ("IPO").
Margin Transactions - Margin trading is a highly leveraged and relatively risky method of investing that can create particular problems for financial services employees. For this reason, all employees are urged to avoid margin trading.

Prior to establishing a margin account, the employee must obtain the written permission of the Manager of Corporate Compliance. Any employee having a margin account prior to the effective date of these Policies must notify the Manager of Corporate Compliance of the existence of such account.

All employees having margin accounts, other than described below, must designate the Manager of Corporate Compliance as an interested party on that account. Employees must ensure that the Manager of Corporate Compliance promptly receives copies of all trade confirmations and statements relating to the account directly from the broker. If requested by a brokerage firm, please contact the Manager of Corporate Compliance to obtain a letter (sometimes referred to as a "407 letter") granting permission to maintain a margin account. Trade confirmations and statements are not required on margin accounts established at Dreyfus Investment Services Corporation for the sole purpose of cashless exercises of employee stock options. In addition, products may be offered by a broker/dealer that, because of their characteristics, are considered margin accounts but have been determined by the Manager of Corporate Compliance to be outside the scope of these Policies (e.g., a Cash Management Account that provides overdraft protection for the customer). Any questions regarding the establishment, use and reporting of margin accounts should be directed to the Manager of Corporate Compliance (Refer to Exhibits B1 and B2 in the Confidential Information and Securities Trading Policy booklet for an example of an instruction letter to a broker).

OTHER
SECURITIES:

Material  Nonpublic   Information  -  Employees  possessing  material  nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.
Naked  Options,  Excessive  Trading  - Mellon  discourages  all  employees  from engaging in short-term or speculative trading, in trading naked options, in trading that could be deemed excessive or in trading that could interfere with an employee's job responsibilities.
Private  Placements - Employees are prohibited  from acquiring any security in a private placement unless they obtain the prior written approval of the Pre-clearance Compliance Officer (applicable only to Investment Employees as defined in PP-903-4, Classification of Employees), Manager of Corporate Compliance and the employee's department head. Approval must be given by all appropriate aforementioned persons for the acquisition to be considered approved. After receipt of the necessary approvals and the acquisition, employees are required to disclose that investment when they participate in any subsequent consideration of an investment in the issuer for an advised account. Final decision to acquire such securities for an advised account will be subject to independent review.
Scalping - Employees may not engage in "scalping," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of knowledge of customers' trading positions or plans or Mellon's forthcoming investment recommendations.
Short-Term  Trading - Employees are discouraged from purchasing and selling,  or from selling and purchasing, the same (or equivalent) securities within 60 calendar days. With respect to Investment Employees only as defined in CPP-903-4 (Classification of Employees), any profits realized on such short-term trades must be disgorged in accordance with procedures established by senior management.

                                                          [OBJECT OMITTED]
--------------------------------------------------------------------------------
Chapter                                                   Document Number
  LEGAL AND REGULATORY                                      CPP-903-4 (A)
--------------------------------------------------------------------------------
Section                                                   Revised Date
  CONFIDENTIAL INFORMATION AND SECURITIES TRADING           10/2/95
--------------------------------------------------------------------------------
Subject                                                   Page Number
  Requirements Applicable to Insider Risk Associates Only   8 of 8
--------------------------------------------------------------------------------
Issuing Department
  Legal Affairs
--------------------------------------------------------------------------------

POLICY:

No Insider Risk Associate may engage in or recommend any securities transaction that places, or appears to place, his or her own interests above those of any customer to whom investment services are rendered, including mutual funds and managed accounts, or above the interests of Mellon.

EFFECTIVE
DATE:
The following restrictions will be effective upon adoption of Corporate Policies CPP-903, 1-5. Securities of financial services organizations properly acquired before the later of the effective date of these Policies or the date of hire may be maintained or disposed of at the owner's discretion.

Additional securities of a financial services organization acquired through the reinvestment of the dividends paid by such financial services organization through a dividend reinvestment program (DRIP) are not subject to this prohibition, provided your election to participate in the DRIP predates the later of the effective date of these Policies or date of hire. Optional cash purchases through a DRIP are subject to this prohibition.

Within 30 days of the later of the effective date of these Policies or date of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Manager of Corporate Compliance. Periodically, you will be asked to file an updated disclosure of all your holdings of securities of financial services organizations.

DEFINITIONS:

Security Issued by a Financial Services Organization - any security issued by:

o                                           o
  *COMMERCIAL BANKS (OTHER THAN MELLON)       BANK HOLDING COMPANIES (OTHER THAN
                                              MELLON)

o                                           o
  *THRIFTS                                    SAVINGS AND LOAN ASSOCIATIONS

o                                           o
  *INSURANCE COMPANIES                        BROKER/DEALERS

o                                           o
  *INVESTMENT ADVISORY COMPANIES              TRANSFER AGENTS

o                                           o
  *SHAREHOLDER SERVICING COMPANIES            OTHER DEPOSITORY INSTITUTIONS


DEFINITIONS:

The term "securities issued by a financial services organization" does not include securities issued by mutual funds, variable annuities or insurance policies. Further, for purposes of determining whether a company is a financial services organization, subsidiaries and parent companies are treated as separate issuers.

RESTRICTIONS:

You are prohibited from acquiring any security issued by a financial services organization if you are:

o a member of the Mellon Senior Management Committee. For purposes of this restriction only, this prohibition also applies to those members of the Mellon Senior Management Committee who are considered Investment Associates.
o employed in any of the following departments of a Mellon entity other than Dreyfus (see CPP-903-1, Introduction and Definitions, for definition of "Dreyfus"):

o                                           o
 * STRATEGIC PLANNING                          FINANCE
o                                           o

 * INSTITUTIONAL BANKING                       LEGAL

o an associate specifically designated by the Manager of Corporate Compliance and informed that this prohibition is applicable to you.

PRECLEARANCE
REQUIREMENT:

All Insider Risk Associates must notify the Manager of Corporate Compliance in writing and receive preclearance before they engage in any purchase or sale of a security. Insider Risk Associates should refer to the provisions under "Beneficial Ownership" (See CPP-903-3), which are equally applicable to these provisions.

Exemptions from Requirement to Preclear - Preclearance is not required for the following transactions:

o    purchases or sales of Exempt Securities (see CPP-903-1,

Introduction and Definitions);

o purchases or sales of municipal bonds;
o purchases or sales effected in any account over which an associate has no direct or indirect control over the investment decision-making process (e.g., nondiscretionary trading accounts). Nondiscretionary trading accounts may only be maintained, without being subject to preclearance procedures, when the Manager of Corporate Compliance, after a thorough review, is satisfied that the account is truly nondiscretionary;
o transactions that are non-volitional on the part of an associate (such as stock dividends);
o the sale of stock received upon the exercise of an associate stock option if the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance);
o the automatic reinvestment of dividends under a DRIP (preclearance is required for optional cash purchases under a DRIP);
o purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer;
o sales of rights acquired from an issuer, as described above; and/or

PRECLEARANCE
REQUIREMENT:

o those situations where the Manager of Corporate Compliance determines, after taking into consideration the particular facts and circumstances, that prior approval is not necessary.

REQUESTS FOR
PRECLEARANCE:

All requests for preclearance for a securities transaction shall be submitted to the Manager of Corporate Compliance by completing a Preclearance Request Form (refer to Exhibit C1 in the Confidential Information and Securities Trading Policy booklet).

The Manager of Corporate Compliance will notify the Insider Risk Associate whether the request is approved or denied, without disclosing the reason for such approval or denial.

Notifications may be given in writing or verbally by the Manager of Corporate Compliance to the Insider Risk Associate. A record of such notification will be maintained by the Manager of Corporate Compliance. However, it shall be the responsibility of the Insider Risk Associate to obtain a written record of the Manager of Corporate Compliance's notification within 24 hours of such notification. The Insider Risk Associate should retain a copy of this written record.

As there could be many reasons for preclearance being granted or denied, Insider Risk Associates should not infer from the preclearance response anything regarding the security for which preclearance was requested.

Although making a preclearance request does not obligate an Insider Risk Associate to do the transaction, it should be noted that:

o preclearance authorization will expire at the end of the third business day after it is received (the day authorization is granted is considered the first business day);
o preclearance requests should not be made for a transaction that the Insider Risk Associate does not intend to make; and
o Insider Risk Associates should not discuss with anyone else, inside or outside Mellon, the response they received to a preclearance request. Every Insider Risk Associate must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures you should consult the Manager of Corporate Compliance. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate Compliance.

RESTRICTED
LIST:

The Manager of Corporate Compliance will maintain a list (the "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for Insider Risk Associates. Restricted List(s) will not be distributed outside of the Risk Management and Compliance Department. From time to time, such trading restrictions may be appropriate to protect Mellon and its Insider Risk Associates from potential violations, or the appearance of violations, of securities laws.

The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as confidential information to avoid unwarranted inferences.

To assist the Manager of Corporate Compliance in identifying companies that may be appropriate for inclusion on the Restricted List, the department heads of sections in which Insider Risk Associates are employed will inform the Manager of Corporate Compliance in writing of any companies they believe should be included on the Restricted List, based upon facts known or readily available to such department heads. Although the reasons for inclusion on the Restricted List may vary, they could typically include the following:

o Mellon is involved as a lender, investor or adviser in a merger, acquisition or financial restructuring involving the company;
o Mellon is involved as a selling shareholder in a public distribution of the company's securities;
o Mellon is involved as an agent in the distribution of the company's securities;
o Mellon has received material nonpublic information on the company;
o Mellon is considering the exercise of significant creditors' rights against the company; or
o The company is a Mellon borrower in Credit Recovery. Department heads of sections in which Insider Risk Associates are employed are also responsible for notifying the Manager of Corporate Compliance in writing of any change in circumstances making it appropriate to remove a company from the Restricted List.

REQUIRED
REPORTING:

The following reports must be filed for personal securities transactions:

o Brokerage Accounts - All Insider Risk Associates are required to instruct their brokers to submit directly to the Manager of Corporate Compliance copies of all trade confirmations and statements relating to their account (refer to Exhibit B1 in the Confidential Information and Securities Trading Policy booklet).
o Report of Transactions in Mellon Securities - Insider Risk Associates must also report in writing to the Manager of Corporate Compliance within ten calendar days whenever they purchase or sell Mellon securities if the transaction was not through a brokerage account as described above. Purchases and sales of Mellon securities include the following:
o DRIP Optional Cash Purchases - Optional cash purchases under Mellon's Dividend Reinvestment and Common Stock Purchase Plan (the "Mellon DRIP").
o Stock Options - The sale of stock received upon the exercise of an associate stock option unless the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance).

It should be noted that the reinvestment of dividends under the DRIP, changes in elections under Mellon's Retirement Savings Plan, the receipt of stock under Mellon's Restricted Stock Award Plan and the receipt or exercise of options under Mellon's Long-Term Profit Incentive Plan are not considered purchases or sales for the purpose of this reporting requirement (refer to Exhibit A in the Confidential Information and Securities Trading booklet).

CONFIDENTIAL
TREATMENT:

The Manager of Corporate Compliance will use his or her best efforts to assure that all requests for preclearance, all personal securities transaction reports and all reports of securities holdings are treated as "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies and by other parties within and outside Mellon as are necessary to evaluate compliance with or sanctions under this Policy.

                                                          [OBJECT OMITTED]
--------------------------------------------------------------------------------
Chapter                                                   Document Number
  LEGAL AND REGULATORY                                      CPP-903-4 (B)
--------------------------------------------------------------------------------
Section                                                   Revised Date
  CONFIDENTIAL INFORMATION AND SECURITIES TRADING           10/2/95
--------------------------------------------------------------------------------
Subject                                                   Page Number
  Requirements Applicable to Investment Associates Only     9 of 9
--------------------------------------------------------------------------------
Issuing Department
  Legal Affairs
--------------------------------------------------------------------------------

POLICY:

Because of their particular responsibilities, Investment Associates are subject to different preclearance and personal securities reporting requirements as discussed below. No Investment Associate may recommend a securities transaction for a Mellon customer to whom a fiduciary duty is owed, or for Mellon, without disclosing any interest he or she has in such securities or issuer (other than an interest in publicly traded securities where the total investment is equal to or less than $25,000), including:

o any direct or indirect beneficial ownership of any securities of such issuer;
o any contemplated transaction by the Investment Associate in such securities;
o any position with such issuer or its affiliates; and
o any present or proposed business relationship between such issuer or its affiliates and the Investment Associate or any party in which the Investment Associate has a beneficial ownership interest (see "Beneficial Ownership" in CPP-903-3).

RESTRICTIONS:

The following restrictions apply to all Investment Associates:

o Portfolio Information - No Investment Associate may divulge the current portfolio positions, or current or anticipated portfolio transactions,programs or studies, of Mellon or any Mellon customer to anyone unless it is properly within his or her job responsibilities to do so.
o Material Nonpublic Information - No Investment Associate may engage in or recommend a securities transaction, for his or her own benefit or for the benefit of others, including Mellon or its customers, while in possession of material nonpublic information regarding such securities. No Investment Associate may communicate material nonpublic information to others unless it is properly within his or her job responsibilities to do so.
o Short-Term Trading - Any Investment Associate who purchases and sells, or sells and purchases, the same (or equivalent) securities within any 60-calendar-day period is required to disgorge all profits realized on such transaction in accordance with procedures established by senior management. For this purpose, securities will be deemed to be equivalent if one is convertible into the other, if one entails a right to purchase or sell the other, or if the value of one is expressly dependent on the value of the other (e.g., derivative securities).

In addition to the previous restrictions, the following restrictions apply only to Dreyfus Associates and Associates of Mellon Entities Registered Under The Investment Advisers Act of 1940 (i.e.,"40 Act Associates"):

o Outside Activities - No 40 Act associate may serve on the board of directors/trustees or as a general partner of any publicly traded company (Other than Mellon) without the prior approval
o the Manager of Corporate Compliance.
o Gifts - All 40 Act associates are prohibited from accepting gifts from outside companies, or their representatives, with an exception for gifts of (1) a de minimis value and (2) an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment for the 40 Act associate and, if appropriate, a guest, which is neither so frequent nor extensive as to raise any question of impropriety. A gift shall be considered de minimis if it does not exceed an annual amount per person fixed periodically by the National Association of Securities Dealers, which is currently $100 per person.
o Blackout Period - 40 Act associates will not be given clearance to execute a transaction in any security that is being considered for purchase or sale by an affiliated investment company, managed account or trust, for which a pend-ing buy or sell order for such affiliated account is pending, and for two business days after the transaction in such security for such affiliated account has been effected. This provision does not apply to transactions effected or contemplated by index funds.

In addition, portfolio managers for the investment companies are prohibited from buying or selling a security within seven calendar days before and after such investment company trades in that security. Any violation of the foregoing will require the violator to disgorge all profit realized with respect to such transaction.

PRECLEARANCE
REQUIREMENT:

All Investment Associates must notify the Preclearance Compliance Officer in writing and receive preclearance before they engage in any purchase or sale of a security. Exemptions from Requirement to Preclear - Preclearance is not required for the following transactions:

o purchases or sales of "Exempt Securities" (see CPP-903-1, Definitions);
o purchases or sales effected in any account over which an associate has no direct or indirect control over the investment decision-making process (i.e., nondiscretionary trading accounts). Nondiscretionary trading accounts may only be maintained, without being subject to preclearance procedures, when the Preclearance Compliance Officer, after a thorough review, is satisfied that the account is truly nondiscretionary;
o transactions which are non-volitional on the part of an associate (such as stock dividends);
o the sale of stock received upon the exercise of an associate stock option if the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the manager of Corporate Compliance);
o purchases which are part of an automatic reinvestment of dividends under a DRIP (Preclearance is required for optional cash purchases under a DRIP);
o purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer;
o sales of rights acquired from an issuer,  as described  above;  and/or
o those situations where the Preclearance Compliance Officer determines, after taking into consideration the particular facts and circumstances, that prior approval is not necessary.

 REQUESTS FOR PRECLEARANCE:

All requests for preclearance for a securities transaction shall be submitted to the Preclearance Compliance Officer by completing a Preclearance Request Form (refer to the Confidential Information and Securities Trading Policy booklet for the following Exhibits: Investment Associates other than Dreyfus associates are to use the Preclearance Request Form shown in Exhibit C1. Dreyfus associates are to use the Preclearance Request Form shown in Exhibit C2).

The Preclearance Compliance Officer will notify the Investment Associate whether the request is approved or denied without disclosing the reason for such approval or denial.

Notifications may be given in writing or verbally by the Preclearance Compliance Officer to the Investment Associate. A record of such notification will be maintained by the Preclearance Compliance Officer. However, it shall be the responsibility of the Investment Associate to obtain a written record of the Preclearance Compliance Officer's notification within 24 hours of such notification. The Investment Associate should retain a copy of this written record.

As there could be many reasons for preclearance being granted or denied, Investment Associates should not infer from the preclearance response anything regarding the security for which preclearance was requested.

Although making a preclearance request does not obligate an Investment Associate to do the transaction, it should be noted that:

o preclearance authorization will expire at the end of the day on which preclearance is given;
o preclearance requests should not be made for a transaction that the Investment Associate does not intend to make; and
o Investment Associates should not discuss with anyone else, inside or outside Mellon, the response the Investment Associate received to a preclearance request.

Every Investment Associate must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures, consult the Preclearance Compliance Officer. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate Compliance.

RESTRICTED LIST:

Each Preclearance Compliance Officer will maintain a list (the "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for Investment Associates in their area. From time to time, such trading restrictions may be appropriate to protect Mellon and its Investment Associates from potential violations, or the appearance of violations, of securities laws. The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as confidential information in order to avoid unwarranted inferences.

In order to assist the Preclearance Compliance Officer in identifying companies that may be appropriate for inclusion on the Restricted List, the head of the entity/department/area in which Investment Associates are employed will inform the appropriate Preclearance Compliance Officer in writing of any companies that they believe should be included on the Restricted List based upon facts known or readily available to such department heads.

REQUIRED
REPORTING:

The following reports must be filed for personal securities transactions:

o Brokerage Accounts - All Investment Associates are required to instruct their brokers to submit directly to the Manager of Corporate Compliance copies of all trade confirmations and statements relating to their account (refer to Exhibits B1 and B2 in the Confidential Information and Securities Trading Policy booklet).
o Report of Transactions in Mellon Securities - Investment Associates must also report in writing to the Manager of Corporate Compliance within ten calendar days whenever they purchase or sell Mellon securities if the transaction was not through a brokerage account as described above. Purchases and sales of Mellon securities include the following:
o DRIP Optional Cash Purchases - Optional cash purchases under Mellon's Dividend Reinvestment and Common Stock Purchase Plan (the "Mellon DRIP").
o Stock Options - The sale of stock received upon the exercise of an associate stock option unless the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance).

It should be noted that the reinvestment of dividends under the DRIP, changes in elections under Mellon's Retirement Savings Plan, the receipt of stock under Mellon's Restricted Stock Award Plan, and the receipt or exercise of options under Mellon's Long-Term Profit Incentive Plan are not considered purchases or sales for the purpose of this reporting requirement (refer to Exhibit A in the Confidential Information and Securities Trading Policy booklet).

o Statement of Securities Holdings - Within ten days of becoming an Investment Associate and on an annual basis thereafter, all Investment Associates must submit to the Manager of Corporate Compliance a statement of all securities in which they presently have any direct or indirect beneficial ownership other than Exempt Securities, as defined in the CPP-903-1, Definitions.
o Investment Associates should refer to "Beneficial Ownership" (CPP-903-3) which is also applicable to Investment Associates (refer to Exhibit D in the Confidential Information and Securities Trading Policy booklet for Statement Format). The annual report must be submitted by January 31 and must report all securities holdings other than Exempt Securities. The annual statement of securities holdings contains an acknowledgment that the Investment Associate has read and complied with this Policy.
o Special Requirement with Respect to Affiliated Investment Companies - The portfolio managers, research analysts and other Investment Associates specifically designated by the Manager of Corporate Compliance are required within ten calendar days of becoming an Investment Associate (and by no later than ten calendar days after the end of each calendar quarter) to report every transaction in the securities issued by an affiliated investment company occurring in an account in which the Investment Associate has a beneficial ownership interest. The quarterly reporting requirement may be satisfied by notifying the Manager of Corporate Compliance of the name of the investment company, account name and account number for which such quarterly reports must be submitted.

CONFIDENTIAL
TREATMENT:

The Preclearance Compliance Officer will use his or her best efforts to assure that all requests for preclearance, all personal securities transaction reports and all reports of securities holdings are treated as "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies, and by other parties within and outside Mellon as are necessary to evaluate compliance with or sanctions under this Policy. Documents received from Dreyfus associates are also available for inspection by the boards of directors of Dreyfus and by the boards of directors(or trustees or managing general partners, as applicable) of the investment companies managed or administered by Dreyfus.

                                                          [OBJECT OMITTED]
--------------------------------------------------------------------------------
Chapter                                                   Document Number
  LEGAL AND REGULATORY                                      CPP-903-4 (C)
--------------------------------------------------------------------------------
Section                                                   Revised Date
  CONFIDENTIAL INFORMATION AND SECURITIES TRADING           10/2/95
--------------------------------------------------------------------------------
Subject                                                   Page Number
  Requirements Applicable to Other Associates Only          4 of 4
--------------------------------------------------------------------------------
Issuing Department
  Legal Affairs
--------------------------------------------------------------------------------

POLICY:
Except for private placements, Other Associates are permitted to engage in personal securities transactions without obtaining prior approval from the Manager of Corporate Compliance. Other Associates are not required to report their personal securities transactions other than margin transactions and transactions involving Mellon securities as discussed herein.

RESTRICTIONS:

The following restrictions apply to all Other Associates:

o Margin Transactions - Prior to establishing a margin account, Other Associates must obtain the written permission of the Manager of Corporate Compliance. Other Associates having a margin account prior to the effective date of this Policy must notify the Manager of Corporate Compliance of the existence of such account.

All associates having margin accounts, other than described below, must designate the Manager of Corporate Compliance as an interested party on each account. Associates must ensure that the Manager of Corporate Compliance promptly receives copies of all trade confirmations and statements relating to the accounts directly from the broker. If requested by a brokerage firm, please contact the Manager of Corporate Compliance to obtain a letter (sometimes referred to as a "407 letter") granting permission to maintain a margin account. Trade confirmations and statements are not required on margin accounts established at Dreyfus Investment Services Corporation for the sole purpose of cashless exercises of Mellon employee stock options. In addition, products may be offered by a broker/dealer that, because of their characteristics, are considered margin accounts but have been determined by the Manager of Corporate Compliance to be outside the scope of this Policy (e.g., a Cash Management account which provides overdraft protection for the customer). Any questions regarding the establishment, use and reporting of margin accounts should be directed to the Manager of Corporate Compliance (refer to Exhibit B1 in the Confidential Information and Trading

RESTRICTIONS:
(Cont.)

Securities booklet for an example of an instruction letter to a broker).

o Private Placements - Other Associates are prohibited from acquiring any security in a private placement unless they obtain the prior written approval of the Manager of Corporate Compliance and the Associate's department head. Approval must be given by both of the aforementioned persons for the acquisition to be considered approved.

     As there could be many reasons for preclearance being granted or denied, Other Associates should not infer from the preclearance response anything regarding the security for which preclearance was requested.

     Although making a preclearance request does not obligate an Other Associate to do the transaction, it should be noted that:

o preclearance authorization will expire at the end of the third business day after it is received (the day authorization is granted is considered the first business day);
o preclearance requests should not be made for a transaction that the Other Associate does not intend to make; and
o Other Associates should not discuss with anyone else, inside or outside Mellon, the response the Investment Associate received to a preclearance request. Every Other Associate must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures you should consult the Manager of Corporate Compliance.Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate Compliance.

PRECLEARANCE
REQUIREMENT:

Except for private placements, Other Associates are permitted to engage in personal securities transactions without obtaining prior approval from the Manager of Corporate Compliance (for preclearance of private placements, use the Preclearance Request Form shown in Exhibit C1of the Confidential Infromation and Securities Trading Policy booklet).

REQUIRED
REPORTING:

Other Associates are not required to report their personal securities transactions other than margin transactions and transactions involving Mellon securities as discussed below. Other Associates are required to instruct their brokers to submit directly to the Manager of Corporate Compliance copies of all confirmations and statements pertaining to margin accounts (refer to Exhibit B1 in the Confidential Information and Trading Securities booklet for an example of an instruction letter to a broker) :

o Report of Transactions in Mellon Securities - Other Associates must report in writing to the Manager of Corporate Compliance within ten calendar days whenever they purchase or sell Mellon securities. Purchases and sales of Mellon securities include the following:
o DRIP Optional Cash Purchases - Optional cash purchases under Mellon's Dividend Reinvestment and Common Stock Purchase Plan (the "Mellon DRIP").
o Stock Options - The sale of stock received upon the exercise of an associate stock option unless the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance).

It should be noted that the reinvestment of dividends under the DRIP, changes in elections under Mellon's Retirement Savings Plan, the receipt of stock under Mellon's Restricted Stock Award Plan and the receipt or exercise of options under Mellon's Long-Term Profit Incentive Plan are not considered purchases or sales for the purpose of this reporting requirement (refer to Exhibit A in the Confidential Information and Securities Trading Policy booklet for an example of the written report to the Manager of Corporate Compliance).

CONFIDENTIAL
TREATMENT:

The Manager of Corporate Compliance will use his or her best efforts to assure that all requests for preclearance, all personal securities transaction reports and all reports of securities holdings are treated as "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies and other parties within and outside Mellon as are necessary to evaluate compliance with or sanctions under this Policy.

                                                          [OBJECT OMITTED]
--------------------------------------------------------------------------------
Chapter                                                   Document Number
  CORPORATE OBJECTIVES AND STANDARDS                        CPP-102-1
--------------------------------------------------------------------------------
Section                                                   Revised Date
  CODE OF CONDUCT                                           12/8/95
--------------------------------------------------------------------------------
Subject                                                   Page Number
  Introduction and Responsibilities                         3 of 3
--------------------------------------------------------------------------------
Issuing Department
  Legal Affairs
--------------------------------------------------------------------------------

INTRODUCTION:

Today's financial services marketplace is filled with a host of new challenges, changes and opportunities. Amidst these changes, one constant guides Mellon Bank Corporation and will continue to be central to all that we do: the mandate for integrity.

Only by conducting ourselves and our business in accordance with the highest standards of legal, ethical and moral integrity can we achieve our vision of excellence and our goals for the future.

This Code of Conduct will familiarize you with the general guidelines of professional conduct expected from associates in their interactions with customers, prospective customers, competitors, suppliers, the communities we serve, and one another. As Mellon associates, we can settle for nothing less than full adherence to the Code.

Please read the Code carefully and retain it for your records. From time to time, you may be asked to certify in writing that you have followed the Code, so be sure you understand it. Appropriate officers should periodically reinforce the importance of the Code to their associates, pointing out provisions of particular relevance.

The penalty for violating any provision of this Code may be disciplinary action up to and including dismissal. In addition, all violations of criminal laws applicable to Mellon's business will be reported to the appropriate authorities for prosecution.

Certain topics addressed in this Code of Conduct are addressed in greater detail in Mellon's Confidential Information and Securities Trading Policies (CPP-903, 1-5). These topics include the treatment of confidential information, restrictions on securities trading by associates and the "Chinese Wall" policy.

If you have any questions about this Code, ask your supervisor or consult with Legal Affairs. If you suspect a violation of the Code of Conduct, contact the General Counsel or Chief Compliance Officer. All communications will be handled in a confidential manner.

INTRODUCTION

Terms frequently used in the Code are defined as follows:

o appropriate officer - head of the affected group, department or subsidiary o approval - formal written consent
o employee - any  employee of Mellon Bank Corporation or any of its subsidiaries
o Bank - any bank or savings and loan association subsidiary, direct or indirect, of Mellon Bank Corporation
o Chief Compliance Officer - Chief Compliance Officer of Mellon Bank Corporation
o Confidential Information and Securities Trading Policy - Mellon Bank Corporation's Confidential Information and Securities Trading Policies (CPP-903)
o Corporation - Mellon Bank Corporation
o General Counsel - General Counsel of Mellon Bank Corporation
o Mellon - Mellon Bank Corporation and all its subsidiaries and affiliates

YOUR
RESPONSIBILITIES:

As an associate, your personal conduct should reflect the highest professional standards of behavior. You are obliged to monitor your personal and professional affairs so as not to discredit yourself or Mellon. Your behavior at work reflects Mellon's ethics, so you are expected to:

o obey all laws and regulations that apply to Mellon's business
o avoid activities that could create conflicts of interest or even the appearance of conflicts of interest with Mellon; and
o respect the confidentiality of Mellon business information and information about those with whom Mellon has business relationships.

YOUR
RESPONSIBILITIES:

Details of the above obligations are presented in the remainder of this Code of Conduct. Remember, these standards and examples serve as guidelines.

Mellon has established the Questionable Activities Hotline (800-234-MELN, Ext. 4-8477) so associates may call to report suspected violations of the Code or criminal activity involving Mellon. Calls may be made anonymously.

                                                          [OBJECT OMITTED]
--------------------------------------------------------------------------------
Chapter                                                   Document Number
  FINANCE AND ACCOUNTING                                    CPP-607-1
--------------------------------------------------------------------------------
Section                                                   Revised Date
  PROCUREMENT                                               5/4/98
--------------------------------------------------------------------------------
Subject                                                   Page Number
  Policy                                                    1 of 2
--------------------------------------------------------------------------------
Issuing Department
  Corporate Services
--------------------------------------------------------------------------------

APPROVAL: To serve as a director, officer or general partner of an outside entity, obtain or renew approval as follows:

Responsibility
Employee Requesting
Approval Action

1. Complete an Outside Directorships and Offices Approval Form that can be obtained as follows:

o Send an e-mail request via MS Mail to Outside Directorships/Policy or via the Internet to odopolicy@mellon.com. An MS Word version of the form will be returned via e-mail.
o If e-mail is unavailable,  contact  Corporate  Compliance at (412) 234-1676 or
  (412) 236-1597. A form will be sent via interoffice mail.

2.   As needed, obtain the following additional information:

o If the outside entity has, or is seeking a credit facility with Mellon, attach a copy of the current exposure summary sheet and credit approval form. If the "Customer Risk Rating" is greater than 5, complete the "Justification for Approval" section (question number 22) of the Outside Directorships and Offices Approval Form.
o If Indemnification is being requested, complete the "Indemnification Request" section (question number 23) of the Outside Directorship and Offices Approval Form, documenting the benefits to Mellon for approval of the indemnification request.

  NOTE:   Missing   information   will  cause  the  form to be  returned  to the
  employee requesting approval.

3. Send the original completed approval form and any required attachments to Corporate Compliance in Pittsburgh (151-4340) for further processing and retain a copy.

Responsibility
Corporate Compliance
Action

4.   Review the form and obtain approval signatures, when required.

     Approvals are generally required for new applications to certain outside entities as follows:

     Chief Executive Office approval when the applicant is a member of the Senior Management Committee, and the outside entity:

o debtor of Mellon Bank Corporation or any of its subidiaries
o one for which the employee is seeking Indemnification

                Senior Management Committee member approval for:

o for-profit organization
o issue-oriented organization
o local government (including appointed offices)
o debtor of Mellon Bank Corporation or any of its subsidiaries
o one for which the employee is seeking Indemnification

                        Chief Risk Officer approval for:

o debtor of Mellon Bank Corporation or any of its subsidiaries
o one for which the employee is seeking Indemnification


Responsibility Action
Corporate Compliance

                         Corporate Affairs approval for:

o issue oriented organization
o local government (including appointed offices)
o high profile charitable organization
o national or high-visibility religious organization
o chamber of commerce or economic development authority
o school board (elementary,  high school, college, and university)
o hospital or health care  facility
o cultural organization (the arts, museums, historical societies, theaters, etc.)

5.   When processing is complete, send a copy of the form to the employee.

     This approval process does not constitute a request for, nor does it carry with it, indemnification. An employee will, however, have any protection, including indemnification and insurance, provided by the outside entity. Employees are encouraged to secure an understanding of the level of such protection provided by such entity. An employee will also be protected by any applicable limitations on the liability of a director or officer.

     Records - All original approved request forms are retained by Corporate Compliance in Pittsburgh.

     Annual Renewal - Annually, all employees serving as a director, officer, or general partner of an outside entity must renew their approvals. Renewals must be documented on an Outside Directorship and Offices Approval Form and submitted to Corporate Compliance.

APPROVAL:

     Annual Certification - Annually, as part of the year-end Code of Conduct certification, officers will be asked to certify that they have obtained all approvals required by this procedure and are otherwise in compliance with Corporate Policy and Procedure.

CHANGES:

     If at any time there are any material changes to the information represented on the original approval form, the employee must complete a new approval form, send the original to the Corporate Compliance in Pittsburgh, and retain a copy. If an employee is no longer serving as a director, officer or general partner of an outside entity, indicate so on a copy of the original approval form and send it to Corporate Compliance in Pittsburgh.

QUESTIONS:
     Direct questions concerning directorships or indemnification to the Chief Litigation Counsel at 412-234-1566.

                                                          [OBJECT OMITTED]
--------------------------------------------------------------------------------
Chapter                                                   Document Number
  EXTERNAL AFFAIRS AND COMMUNICATIONS                       CPP-806-1
--------------------------------------------------------------------------------
Section                                                   Revised Date
  CUSTOMER INFORMATION                                      8/30/99
--------------------------------------------------------------------------------
Subject                                                   Page Number
  Confidentiality of Customers' Accounts                    1 of 1
--------------------------------------------------------------------------------
Issuing Department
  Legal
--------------------------------------------------------------------------------

POLICY:

     Employees who engage in transactions involving Mellon securities should be aware of their unique responsibilities with respect to such transactions arising from the employment relationship and should be sensitive to even the appearance of impropriety.

     Purchases or sales by an employee of the securities of issuers with which Mellon does business, or other third party issuers, could result in liability on the part of such employee. Employees should be sensitive to even the appearance of impropriety in connection with their personal securities transactions. Employees should refer to the provisions under "Beneficial Ownership" below, which are equally applicable to the restrictions on transactions in other securities.

     The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Employees should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and reporting requirements set forth below.

MELLON
SECURITIES:

     The following restrictions apply to all transactions in Mellon's publicly traded securities occurring in the employee's own account and in all other accounts over which the employee could be expected to exercise influence or control (see provisions under "Beneficial Ownership" below for more complete discussion of the accounts to which these restrictions apply). These restrictions are to be followed in addition to any restrictions that apply to particular officers or directors (such as restrictions under Section 16 of the Securities Exchange Act of 1934).

     Short Sales - Short sales of Mellon securities by employees are prohibited.

     Short Term Trading - Purchasing and selling, or selling and purchasing the same (equivalent) Mellon securities within 60 days is prohibited. For purposes of the 60-day holding period, securities will be equivalent if one is convertible into the other, if one entails a right to purchase or sell the other, or if the value of one is expressly dependent on the value of the other (e.g., derivative securities).

     In cases of extreme hardship, employees (other than senior management) may obtain permission to dispose of Mellon securities acquired within 60 days of the proposed transaction, provided the transaction is pre-cleared with the Manager of Corporate Compliance and any profits earned are disgorged in accordance with procedures established by senior management. The Manager of Corporate Compliance reserves the right to suspend the 60-day holding period restriction in the event of severe market disruption.

     Margin Transactions - Purchasing on margin of Mellon's publicly traded securities by employees is prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resources Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans or the acquisition of securities other than those issued by Mellon.

     Option Transactions - Option transactions involving Mellon's publicly traded securities are prohibited. Transactions under Mellon's Long-Term Incentive Plan or other employee option plans are exempt from this restriction.

     Major Mellon Events - Employees who have knowledge of major Mellon events that have not yet been announced are prohibited from buying and selling Mellon's publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.

     Mellon Blackout Period - Employees are prohibited from buying or selling Mellon's publicly traded securities during a blackout period, which begins the 16th day of the last month of each calendar quarter and ends three business days after Mellon publicly announces the financial results for that quarter. In cases of extreme hardship, employees (other than senior management) may request permission from the Manager of Corporate Compliance to dispose of Mellon securities during the blackout period.

MELLON 401(k)

PLAN:
     For purposes of the blackout period and the short-term trading rule, changing the investment in Mellon Common Stock accumulated pre-tax balance in the Mellon 401(k) plan will be treated as a purchase or sale of Mellon Stock. This means:

o Employees are prohibited from increasing or decreasing their accumulated pre-tax balance in Mellon Common Stock during the blackout period.
o Employees are prohibited from increasing their accumulated pre-tax balance in Mellon Common Stock and then decreasing it within 60 days.
o Employees are prohibited from decreasing their accumulated pre-tax balance in Mellon Common Stock and then increasing it within 60 days. However, changes to investments in Mellon Common Stock in the 401(k) plan will not be compared to transactions in Mellon securities outside the 401(k) for purposes of the 60-day rule (Note: This does not apply to members of the Executive Management Group, who should consult with the Legal Department.)

     Except for the above there are no other restrictions applicable to the 401(k) plan. This means, for example:

o Insider Risk and Investment Employees are not required to pre-clear any elections or changes made in their 401(k) account.
o There is no restriction on employees' changing their salary deferral contribution percentages with regard to either the blackout period or the 60-day rule.
o The regular salary deferral contribution to Mellon Common Stock in the 401(k) that takes place with each pay will not be considered a purchase for the purposes of either the blackout or the 60-day rule.

BENEFICIAL
OWNERSHIP:

The provisions discussed above apply to transactions in the employee's own name and to all other accounts over which the employee could be expected to exercise influence or control, including:

o accounts of a spouse, minor children or relatives to whom substantial support is contributed;
o accounts of any other member of the employee's household (e.g., a relative living in the same home);
o trust accounts for which the employee acts as trustee or otherwise exercises any type of guidance or influence;
o Corporate accounts controlled, directly or indirectly, by the employee;
o arrangements similar to trust accounts that are established for bona fide financial purposes and benefit the employee; and
o any other account for which the employee is the beneficial owner (see CPP-903-1, Introduction and Definitions, for a complete legal definition of Beneficial Ownership).

OTHER
SECURITIES:

The following restrictions apply to all securities transactions by employees:

Credit or Advisory Relationship - Employees may not buy or sell securities of a company if they are considering granting, renewing or denying any credit facility to that company or acting as an adviser to that company with respect to its securities. In addition, lending employees who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in securities issued by open-end investment companies.

Customer Transactions - Trading for customers and Mellon accounts should always take precedence over employees' transactions for their own or related accounts.


OTHER
SECURITIES:

Front Running - Employees may not engage in "front running," that is, the purchase or sale of securities for their own accounts on the basis of their knowledge of Mellon's trading positions or plans.

Initial Public Offerings - Mellon prohibits its employees from acquiring any securities in an initial public offering ("IPO").

Margin Transactions - Margin trading is a highly leveraged and relatively risky method of investing that can create particular problems for financial services employees. For this reason, all employees are urged to avoid margin trading.

Prior to establishing a margin account, the employee must obtain the written permission of the Manager of Corporate Compliance. Any employee having a margin account prior to the effective date of these Policies must notify the Manager of Corporate Compliance of the existence of such account.

All employees having margin accounts, other than described below, must designate the Manager of Corporate Compliance as an interested party on that account. Employees must ensure that the Manager of Corporate Compliance promptly receives copies of all trade confirmations and statements relating to the account directly from the broker. If requested by a brokerage firm, please contact the Manager of Corporate Compliance to obtain a letter (sometimes referred to as a "407 letter") granting permission to maintain a margin account. Trade confirmations and statements are not required on margin accounts established at Dreyfus Investment Services Corporation for the sole purpose of cashless exercises of employee stock options. In addition, products may be offered by a broker/dealer that, because of their characteristics, are considered margin accounts but have been determined by the Manager of Corporate Compliance to be outside the scope of these Policies (e.g., a Cash Management Account that provides overdraft protection for the customer). Any questions regarding the establishment, use and reporting of margin accounts should be directed to the Manager of Corporate Compliance (Refer to Exhibits B1 and B2 in the Confidential Information and Securities Trading Policy booklet for an example of an instruction letter to a broker).

Material Nonpublic Information - Employees possessing material nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

Naked Options, Excessive Trading - Mellon discourages all employees from engaging in short-term or speculative trading, in trading naked options, in trading that could be deemed excessive or in trading that could interfere with an employee's job responsibilities.

Private Placements - Employees are prohibited from acquiring any security in a private placement unless they obtain the prior written approval of the Pre-clearance Compliance Officer (applicable only to Investment Employees as defined in CPP-903-4, Classification of Employees), Manager of Corporate Compliance and the employee's department head. Approval must be given by all appropriate aforementioned persons for the acquisition to be considered approved. After receipt of the necessary approvals and the acquisition, employees are required to disclose that investment when they participate in any subsequent consideration of an investment in the issuer for an advised account. Final decision to acquire such securities for an advised account will be subject to independent review.

Scalping - Employees may not engage in "scalping," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of knowledge of customers' trading positions or plans or Mellon's forthcoming investment recommendations.

Short-Term Trading - Employees are discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within 60 calendar days. With respect to Investment Employees only as defined in CPP-903-4 (Classification of Employees), any profits realized on such short-term trades must be disgorged in accordance with procedures established by senior management.

                                                          [OBJECT OMITTED]
--------------------------------------------------------------------------------
Chapter                                                   Document Number
  SECURITY AND PROTECTION                                   CPP-1003-1
--------------------------------------------------------------------------------
Section                                                   Revised Date
  FRAUD                                                     8/10/98
--------------------------------------------------------------------------------
Subject                                                   Page Number
  Policy For Reporting Known or Suspected Internal/         1 of 1
  External Crimes/Incidents
--------------------------------------------------------------------------------
Issuing Department
  Audit and Risk Review
--------------------------------------------------------------------------------

POLICY:
RESPONSIBILITIES:

It is the Corporation's policy that all known or suspected internal/external crimes/incidents or Code of Conduct violations must be reported and thoroughly investigated. All Employees are responsible for immediately reporting any known or suspected internal/external crimes/incidents or Code of Conduct violations to the Audit and Risk Review Department.

Audit and Risk Review Department is responsible for investigating all reported incidents of internal/external crime or Code of Conduct violations throughout the Corporation (with the exception of consumer credit card fraud). Also, the Audit and Risk Review Department is responsible for issuing required written reports to regulatory and law enforcement agencies, and to the appropriate managers.

Legal Department is responsible for reviewing all written reports to regulatory and law enforcement agencies prior to issuance.
Corporate Policies & Procedures Manual

                                                          [OBJECT OMITTED]
--------------------------------------------------------------------------------
Chapter                                                   Document Number
  SECURITY AND PROTECTION                                   CPP-1003-1(A)
--------------------------------------------------------------------------------
Section                                                   Revised Date
  FRAUD                                                     8/10/98
--------------------------------------------------------------------------------
Subject                                                   Page Number
  Procedure For Reporting Known or Suspected Internal/      3 of 2
  External Crimes/Incidents
--------------------------------------------------------------------------------
Issuing Department
  Audit and Risk Review
--------------------------------------------------------------------------------

REPORTABLE
CRIMES/INCIDENTS:

Any known or suspected internal/external crimes/incidents or Code of Conduct violations must be reported to the Audit and Risk Review Department. These crimes/incidents include:

o any known or suspected dishonesty (e.g. theft, embezzlement, check-kite, loan fraud, computer fraud, misappropriation)
o any mysterious disappearance or unexplained shortage of corporate funds or other assets
o any known or suspected criminal activity or pattern of activity in violation of any section of U.S. Code, State Code, or applicable regulation, regardless of amount, where the Corporation is an actual or potential victim
o any known or suspected criminal activity or pattern of criminal activity involving financial transactions conducted through the Corporation or where the Corporation is used to facilitate a criminal transaction, even if the Corporation is not an actual or potential victim (e.g., Bank Secrecy Act violations)

NOTE: Incidents involving robbery, burglary, vandalism, mischief, bomb threats, extortion, and kidnapping are not covered by this procedure. These incidents must be reported directly to the entity's Corporate Security representative. Also, credit card fraud incidents which do not involve employees are not covered by this procedure. These incidents must be reported to the Security Unit, Credit Card Department, Mellon Bank (DE).

REPORTING
PROCESS:

Report by telephone known or suspected internal/external crimes/incidents to the following Audit and Risk Review Department locations:

o Mellon Bank (DE), Commonwealth and Northeast PA banking regions and Mellon/PSFS - Report to the Audit and Risk Review Department, Investigations, Mellon/PSFS (215-553-4278).
o Mellon Bank (MD) and Western, Central and Northern PA banking regions - Report to the Audit and Risk Review Department, Investigations, Western Region (412-234-7426).
o The Boston Company and The Dreyfus Corporation - Report to the Audit and Risk Review Department, Investigations, The Boston Company (617-722-7454).
o All other entities - Report to the Audit and Risk Review Department, Investigations, Western Region (412-234-7426).

Anonymously Reporting - If an employee has knowledge of known or suspected internal/external crimes/incidents or Code of Conduct violations but wishes to remain anonymous, they can contact the "Questionable Activities Hot Line" at 1-800-234-MELN, extension 4-8477.

The Audit and Risk Review Department's Corporate Investigation Section monitors all calls made on the Hot Line and will conduct thorough investigations as appropriate based on the information provided. If the call involves a routine grievance or other Human Resources related issue, the caller will be encouraged to contact his/her supervisor or Human Resources representative.

RESTITUTION:

Restitution terms agreed upon in the course of an investigation will be turned over to the appropriate collections area within the entity. Monitoring of these obligations will be performed in accordance with established procedures at that entity.

INCIDENT
DOCUMENTATION:

Audit and Risk Review Department is responsible for documentation of incidents that are reported. Because of the confidentiality of such matters, documentation should not be prepared or maintained outside the Audit and Risk Review Department except on the instructions of Audit and Risk Review or the Legal Department.

                                                          [OBJECT OMITTED]
--------------------------------------------------------------------------------
Chapter                                                   Document Number
  CORPORATE OBJECTIVES AND STANDARDS                        CPP-102-2
--------------------------------------------------------------------------------
Section                                                   Revised Date
  CODE OF CONDUCT                                           12/8/95
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Subject                                                   Page Number
  Obeying Laws and Regulations                              5 of 4
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Issuing Department
  Legal Affairs
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

OVERVIEW:

In business, a conflict of interest is generally defined as a single person or entity having two or more interests that are inconsistent. You should not cause Mellon or yourself to have a conflict of interest. You should be particularly sensitive to situations involving family or household members. In your case, a conflict of interest occurs when you allow any interest, activity or influence outside of Mellon to:

o influence  your  judgment  when  acting on behalf of Mellon
o compete  against Mellon in any  business  activity
o divert  business  from Mellon
o diminish the efficiency  with which you perform your regular duties
o harm or impair Mellon's financial or professional reputation; or
o benefit you at the expense of Mellon

As an associate, you are not permitted to participate in any activity that causes a conflict of interest or gives the appearance of a conflict of interest. Areas frequently involved in conflicts of interest and examples of prohibited activities are described below.

If you believe that you have, or may be perceived to have, a conflict of interest, you must disclose that conflict in writing to the Chief Compliance Officer. The Chief Compliance Officer must keep copies of all such disclosures.

INVESTMENTS
THAT REQUIRE
APPROVAL:

In addition to the requirements contained in the Confidential Information And Securities Trading Policies (CPP-903, 1-5), you are required to obtain approval from the Chief Compliance Officer

o before you invest in a business enterprise if you have responsibilities for providing services to, or purchasing goods and services from, that business enterprise on behalf of Mellon; or
o to hold an investment in a business enterprise if you are assigned responsibility for providing services to, or purchasing goods and services from, that business enterprise on Mellon's behalf after you have made your investment.

SELF-DEALING:

To further avoid conflicts of interest, you are restricted from becoming involved in certain business dealings with Mellon. As an associate, you are prohibited from:

o directly or indirectly buying assets from (other than assets being offered to the public or associates generally), or selling assets to, Mellon or any account for which Mellon acts as a fiduciary unless you have prior consent from the appropriate officer or you have court or regulatory approval as required
o representing Mellon in any activity (whether an internal Mellon activity or a transaction between Mellon and a third party) requiring your judgment or discretion which affects a person or organization in which you have a material interest, financial or otherwise. For example, you are prohibited from representing Mellon in lending money to a relative or close personal friend because it might impair or appear to impair your professional judgment or the performance of your duties, or from giving credit approval to loans made by an associate who is your spouse because it might impact your spouse's incentive compensation or performance appraisal
o representing any non-Mellon company in any transaction with Mellon that involves the exercise of discretion by either party

MONITORING
OUTSIDE
ACTIVITIES:

As an associate, you are expected to avoid any outside interest or activity that will interfere with your duties. Generally, your outside interests or activities should not:

o significantly  encroach  on time or  attention  you  devote to your  duties
o adversely  affect the quality of your work
o compete with Mellon's  activities
o involve any significant use of Mellon's equipment, facilities or supplies
o imply Mellon's sponsorship or support (for example, through the use of Mellon stationery for personal purposes)
o adversely affect the reputation of Mellon

LIMITING
OUTSIDE
EMPLOYMENT:

While an associate, you may not accept outside employment as a representative who prepares, audits, or certifies statements or documents pertinent to Mellon's business.

In addition, you must obtain approval from the Chief Compliance Officer before you accept employment as a broker, contractor or agent who engages in real estate transactions such as negotiating and selling mortgages for others, appraising property or collecting rents; or as an attorney, tax or investment counselor or insurance broker or agent

If you are a Bank associate, you may be prohibited by federal law from participating in "interlocking affiliations," that is, dual service as an associate of an organization that is primarily engaged in the issue, flotation, underwriting, public sale or distribution of stocks, bonds or other securities; as a director, officer or employee of any commercial bank, banking association, trust company, savings and loan or savings bank not owned by Mellon; or as a director or officer of a registered public utility holding company or subsidiary.

PURCHASING
REAL ESTATE:

Because certain subsidiaries of the Corporation are engaged in real estate activities, any real estate transaction you make must be scrutinized to make certain it is not competitive with Mellon activities.

Unless you receive prior approval from the Chief Compliance Officer, or the purchase is made in a public auction in which Mellon is not competing, you should not directly or indirectly:

o purchase commercial real estate from, or sell it to, a current or known potential Mellon customer
o purchase any real estate with a mortgage on which Mellon is foreclosing or on which you know Mellon is planning to foreclose
o bid on or purchase any real estate that you know Mellon is considering or is likely to consider purchasing

ACCEPTING
HONORARIA:

Neither you nor any member of your immediate family may accept cash honoraria for your public speaking or writing services on Mellon's behalf. If a cash honorarium is tendered you should donate it to the Mellon Bank Foundation, request that it be donated to a charity of your choice, or turn it over to the Finance Department. You may accept noncash honoraria of modest value (not to exceed $100). You also may accept reimbursement of related expenses subject to the approval of the Chief Compliance Officer. You should check with the Tax Group to ensure proper tax treatment.

ACCEPTING
FIDUCIARY
APPOINTMENTS:

A fiduciary appointment is an appointment as an administrator, executor, guardian, custodian for a minor, trustee or managing agent. Unless you are acting on behalf of a member of your family or you have obtained approval from the Chief Compliance Officer, you may not accept a fiduciary or co-fiduciary appointment. You also may not act as deputy or co-tenant of a safe deposit box, or act as agent or attorney-in-fact (including signer or co-owner) on a customer's account.

Even if you are acting on behalf of a family member or receive approval to act as fiduciary or co-fiduciary, you are expected to follow these guidelines:

o Avoid any representations that you are performing (or have access to) the same professional services that are performed by a bank.
o Do not accept a fee for acting as co-fiduciary with a bank unless you receive approval from the board of directors of that bank.
o Do not permit your appointment to interfere with the time and attention you devote to your job responsibilities.

PARTICIPATING IN
CIVIC AFFAIRS:

You are encouraged to take part in charitable, educational, fraternal or other civic affairs, as long as such affairs do not interfere or conflict with your responsibilities at Mellon. However, you should review the requirements of "SERVING AS OUTSIDE DIRECTOR OR OFFICER" below as they may apply to your participation in civic affairs. You should not imply Mellon's sponsorship or support of any outside event or organization without the approval of the Chief Executive Officer of your entity or the Chief Executive Officer's delegate.

SERVING AS
OUTSIDE DIRECTOR
OR OFFICER:

In view of the potential conflicts of interest and the possible liability for both Mellon and you, you are urged to be cautious when considering service as an officer, general partner or director of any non-Mellon entity. Before agreeing to such service you should review and comply with the Corporate Policy, CPP-805-1, Serving As A Director/Officer Of An Outside Entity, which requires approval to hold certain outside offices and directorships. Approvals granted under this Policy do not constitute requests by Mellon to serve, nor do they carry with them indemnification. This Policy may be obtained from your department head or the Finance department.

While you are serving as an officer, general partner or director of an outside entity, you should:

o not attempt to influence or take part in any vote or decision that may lead to the use of a Mellon product or service by the outside entity, or result in the conferring of some special benefit to Mellon by the outside entity and see
  that the  outside   entity's   records  reflect  your  abstention
o relinquish any responsibility you may have for any Mellon relationship with the outside entity
o be satisfied that the outside entity conducts its affairs lawfully, ethically and in accordance with prudent management and financial practices
o comply with the annual approval requirements as detailed in CPP-805-1, Serving As A Director/Officer Of An Outside Entity.

Any employee serving as a treasurer of a public organization such as a school district, borough or other similar governmental entity, must consult Legal Affairs for further guidelines.

PARTICIPATING
IN POLITICAL
ACTIVITIES:

Mellon encourages you to keep informed concerning political issues and candidates and to take an active interest in political affairs. If you do participate in any political activity, however, you may not act as a representative of Mellon unless you are specifically authorized in writing to do so by the Chief Executive Officer of the Corporation.

PARTICIPATING
IN POLITICAL
ACTIVITIES:

As explained in CPP-102-2, Obeying Laws and Regulations, it is unlawful to use Corporate funds or assets in connection with federal elections and many states also restrict the use of corporate funds or assets in connection with state elections. In accordance with applicable laws, however, Mellon may establish political action committees for lawful participation in the political process. The use of Corporate funds or assets in connection with state elections may not be made without prior approval of Legal Affairs.

DEALING WITH
CUSTOMERS AND
SUPPLIERS:

In your dealings with customers and suppliers, situations sometimes occur that may create a conflict of interest or the appearance of a conflict of interest. To avoid such conflicts, Corporate Policies were developed in the areas listed below:

Gifts and Entertainment - Under the Bank Bribery Act, you may not offer or accept gifts or other items of value under circumstances intended to influence you, a customer or supplier in conducting business. Items of value include money, securities, business opportunities, goods, services, discounts on goods or services, entertainment, food or drink. (See CPP-102-2, Obeying Laws and Regulations.) Employees of NASD members should check NASD rules, which in some instances are more restrictive. Under the Bank Bribery Act, you may not:

o solicit for yourself or for a third party (other than Mellon) anything of value from anyone in return for any Mellon business, service or confidential information
o give cash gifts to, or accept cash gifts from, a customer, supplier or person to who you refer business o use your position at Mellon to obtain anything of value from a customer, supplier or person to whom you refer business
o accept gifts under a will or trust instrument of a customer unless you have the prior approval of the Chief Compliance Officer; or
o except as provided below, accept anything of value (other than earned salary, wages and fees) from anyone in connection with Mellon business.

DEALING WITH
CUSTOMERS AND
SUPPLIERS:

The business practices listed below do not create the risk of corruption or breach of trust to Mellon and are permissible. Accordingly, you may accept:

o gifts, gratuities, amenities or favors based on obvious family or personal relationships (such as those between an associate's parents, children or spouse) where the circumstances make it clear that those relationships--rather than Mellon business--are the motivating factors
o meals, refreshments, travel arrangements or accommodations, or entertainment of reasonable value and in the course of a meeting or other occasion held for business discussions, provided that the expenses would be paid by Mellon as a reasonable business expense
o loans from other banks or financial institutions on customary terms to finance proper and usual associate activities (such as home mortgage loans) except where prohibited by law
o advertising or promotional material, such as pens, pencils, note pads, key chains, calendars and similar items having a value of less than $100
o discounts or rebates on merchandise or services that do not exceed those available to other customers o gifts which have a value of less than $100 and are related to commonly recognized events or occasions, such as a promotion, conference, sports outing, new job, wedding, retirement or holiday
o charitable, educational or religious organization awards for recognition of service and accomplishment

DEALING WITH
CUSTOMERS AND
SUPPLIERS:

If you receive or anticipate receiving something of value from a supplier, customer or person to whom you refer business in a situation that is not specifically permitted by this Code, you must notify the Chief Compliance Officer in writing of the circumstances. You may not accept the item (or must return it if you have already received it) unless you receive approval from the Chief Compliance Officer. The Chief Compliance Officer will approve or deny requests based upon the reasonableness of the circumstances and whether the circumstances pose a threat to Mellon's integrity. The Chief Compliance Officer will maintain copies or records of all requests and responses.

Entertainment, gifts or prizes given to customers or suppliers by associates should be appropriate for the circumstances and constitute necessary and incidental Mellon business expenses, it is your responsibility to see that your expense diary is accurate and reflects only appropriate business expenses. In dealing with employees of other banks or bank holding companies, you should be aware that gifts or prizes given to those employees are subject to the Bank Bribery Law and that the Bank Bribery Law applies to both givers and recipients.

Borrowing from Customers - You are not permitted to borrow from or lend your personal funds to Mellon customers, brokers or suppliers. Credit transactions in customers' normal course of business and on regular terms (for example, transacting business with a recognized lending institution or charging items at a department store) are not included in this restriction.

Giving Advice to Customers - Unless your regular Corporate duties specifically permit, you may not give legal, tax or investment advice to customers.

Legal Advice - You may be asked by a customer to make a statement regarding the legal implications of a proposed transaction. You cannot give legal advice to customers. Be sure, therefore, that nothing you say might be interpreted as legal advice.

DEALING WITH
CUSTOMERS AND
SUPPLIERS:

Tax And Investment Advice - You may not advise customers on matters concerning tax problems, tax return preparation or investment decisions.

Recommending Professional Services - Customers and others may ask your help to find qualified professional people or firms. Unless you name several candidates without indicating favoritism, you may not recommend attorneys, accountants, insurance brokers or agents, stock brokers, real estate agents, etc., to customers, associates or others. Under no circumstances may you make a recommendation if you expect to benefit.

                                                          [OBJECT OMITTED]
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Chapter                                                   Document Number
  CORPORATE OBJECTIVES AND STANDARDS                        CPP-102-4
--------------------------------------------------------------------------------
Section                                                   Revised Date
  CODE OF CONDUCT                                           12/8/95
--------------------------------------------------------------------------------
Subject                                                   Page Number
  Respecting Confidential Information                       5 of 4
--------------------------------------------------------------------------------
Issuing Department
  Legal Affairs
--------------------------------------------------------------------------------

OVERVIEW:

The Confidential Information and Securities Trading Policies (CPP-903, 1-5) establishes guidelines to protect confidential information about Mellon, its customers and others with whom it does business. These guidelines are summarized below.

As an associate, you may have knowledge, reports or statements about Mellon's business or possess confidential information about the private and business affairs of Mellon's customers and suppliers. Such information is privileged and must be held in the strictest confidence.

Confidential information is to be used only for Corporate purposes. Under no circumstances may you use such information for personal gain or pass it on to any person outside Mellon, including family or friends, or even to other associates who do not need such information to perform their jobs or to provide services to or for Mellon.

NEWS MEDIA
COMMUNICATIONS:

Any communications or disclosures of information to the news media must be done by or with the approval of the Mellon Media Relations/Corporate Affairs area. All media inquiries should be directed to the Media Relations/Corporate Affairs area.

INFORMATION
OBTAINED
FROM BUSINESS
RELATIONS:

You may possess confidential information about those with whom Mellon has business relations. If released, such information could have a significant effect on their operations, their business reputations or the market price of their securities. Disclosing such information could expose both you and Mellon to liability for damages.

MELLON FINAN
INFORMATION:

Financial information about Mellon is confidential unless it has been published in reports to shareholders or has been made otherwise available to the public. It is the policy of the Corporation to disclose all material corporate information to the public in such a manner that all those who are interested in the Corporation and its securities have equal access to the information. Except as required by law or approved by the Finance Department, financial information is not to be released to any person or organization. If you have any questions about disclosing financial information, contact the head of the Finance Department.

MELLON
EXAMINATION
INFORMATION:

Banks and some other subsidiaries are periodically reviewed by regulatory examiners. Certain reports made by those regulatory agencies are the property of those agencies and are strictly confidential. Giving information from those reports to anyone not officially connected with Mellon is a criminal offense.

MELLON
PROPRIETARY
INFORMATION:

Certain nonfinancial information developed by Mellon, such as business plans, customer lists, methods of doing business, computer software, source codes, databases and related documentation, is valuable information that is proprietary and confidential. You are not to disclose it to anyone outside or inside Mellon who does not have a need to know such information. This obligation survives your employment with Mellon. Associates are prohibited from using Corporate time, resources and assets (including Mellon proprietary information) for personal gain. Mellon has proprietary rights in any materials, products or services that you create which relates to your work at Mellon, that use Mellon resources (equipment, etc.) or that are created during your regular work hours. You must disclose such materials, products or services to Mellon.

ELECTRONIC
INFORMATION:

E-mail, voice mail and communications systems are intended for Mellon business use only. Files created on these systems are subject to review and inspection by management. You should not expect messages sent on these systems to be treated as private or confidential. You should limit the transmission of highly sensitive information on those systems. Messages created in these systems should be in compliance with the Corporate Policy on Document Creation and Retention (CPP-111-2). For more detailed information on use of these systems, see the Corporate Policy on E-Mail Creation and Retention (CPP-111-3).

INFORMATION
SECURIT
SYSTEMS:

If you have access to Mellon information systems, you are responsible for taking precautions necessary to prohibit unauthorized entry to the system. You should safeguard your passwords or other means of entry.

COMPUTER
SOFTWARE:

Computer software is to be used on Mellon business only and must be used in accordance with the terms of the licensing agreement. No copying of software is permitted except in accordance with the licensing agreement.

INSIDER
INFORMATION:

Insider information is material, nonpublic information relating to securities issued by any corporation. Information is considered "material" if it is important enough to affect the judgment of investors about whether to buy, sell, or hold stock or to influence the markets price of the stock.

The courts have ruled that insider information about securities must be made public before anyone possessing it can trade or recommend the purchase or sale of the securities concerned. Under federal and state securities laws, you, Mellon, and the person who receives the information could be held legally responsible for misusing insider information.

Obviously, the insider information rule is very difficult to apply in given circumstances. Associates must be extremely cautious in discussing Corporate information with any person outside of Mellon or in using information obtained at Mellon in making personal investment decisions. If you have any doubts about whether an item is insider information or whether it has been or should be revealed, consult Legal Affairs.

"CHINESE WALL"
POLICY:

To facilitate compliance with the prohibition on trading in securities while in possession of insider information, diversified financial services organizations, including Mellon, have adopted "Chinese Wall" policies. The Chinese Wall separates the business units or associates likely to receive insider information from the business units or associates that trade in securities or provide investment advice.

Mellon's "Chinese Wall" policy is contained in the Confidential Information and Securities Trading Policies (CPP-903, 1-5) and establishes rules restricting the flow of information within Mellon to investment personnel; procedures to be used by investment personnel to obtain information from other departments or division of Mellon Banks or from other Mellon subsidiaries; and procedures for reporting the receipt of material nonpublic information by investment personnel

You must know this policy, particularly if you work in an area that handles investment decisions or if you supply or might be asked to supply information to associates in such areas. Under no circumstances should you receive or pass on information that may create a conflict of interest or interfere with a fiduciary obligation of Mellon.

                                                          [OBJECT OMITTED]
--------------------------------------------------------------------------------
Chapter                                                   Document Number
  CORPORATE OBJECTIVES AND STANDARDS                        CPP-110-2
--------------------------------------------------------------------------------
Section                                                   Revised Date
  SERVICE AGREEMENTS                                        2/16/99
--------------------------------------------------------------------------------
Subject                                                   Page Number
  Agreements with Vendors and Service Providers             1 of 7
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Issuing Department
  Human Resources
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